    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 1996

                                                      REGISTRATION NO. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------
                           TELE-COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                               84-1260157
    (STATE OR OTHER JURISDICTION OF       (IRS EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                                TERRACE TOWER II
                                5619 DTC PARKWAY
                         ENGLEWOOD, COLORADO 80111-3000
                                 (303) 267-5500
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

        STEPHEN M. BRETT, ESQ.                         COPY TO:
       TELE-COMMUNICATIONS, INC.              ROBERT W. MURRAY JR., ESQ.
           TERRACE TOWER II                     BAKER & BOTTS, L.L.P.
           5619 DTC PARKWAY                        885 THIRD AVENUE
    ENGLEWOOD, COLORADO 80111-3000          NEW YORK, NEW YORK 10022-4834
            (303) 267-5500
  (NAME, ADDRESS, INCLUDING ZIP CODE,
 AND TELEPHONE NUMBER, INCLUDING AREA
      CODE, OF AGENT FOR SERVICE)

                                 -------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

                                 -------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                 -------------
                        CALCULATION OF REGISTRATION FEE
===============================================================================


 TITLE OF EACH CLASS OF                           PROPOSED  MAXIMUM           PROPOSED
    SECURITIES TO BE       AGGREGATE AMOUNT      AGGREGATE OFFERING       MAXIMUM  AGGREGATE       AMOUNT OF
       REGISTERED          TO BE REGISTERED        PRICE PER UNIT        OFFERING PRICE(1)(3)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Tele-Communications,
 Inc. Series A TCI Group
 Common Stock, par value
 $1.00 per share(2).......   (4)                 (4)                     $1,000,000,000          $344,827.59(4)
--------------------------
Series Preferred Stock,
 par value $.01 per
 share....................
--------------------------
Debt Securities of TCI
 Communications, Inc......

===============================================================================
(1) In United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(2) Includes such presently indeterminate number of shares which may be (a) issuable from time to time upon conversion of the Debt Securities and Series Preferred Stock registered hereunder and (b) necessary to adjust the number of shares from time to time reserved for issuance upon such conversion in accordance with the anti-dilution provisions of the Debt Securities or Series Preferred Stock, respectively, as a result of a stock split, stock dividend or other adjustment to or change in the outstanding shares of Series A TCI Group Common Stock.
(3) Such amount includes the principal amount of any Debt Securities issued at their principal amount and the issue price rather than the principal amount of any Debt Securities issued at an original issue discount. No separate consideration will be received for shares of Series A TCI Group Common Stock that are issuable upon conversion of Debt Securities or Series Preferred Stock that are convertible into Series A TCI Group Common Stock. In no event will the aggregate initial offering price of all securities registered hereby exceed $1 billion. Such securities may be sold from time to time separately or in any combination of units.
(4) The aggregate amount to be registered and the aggregate offering price per unit have been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.

                                 -------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.
                 SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1996
PROSPECTUS

                           TELE-COMMUNICATIONS, INC.
                        SERIES A TCI GROUP COMMON STOCK

                             SERIES PREFERRED STOCK

                                DEBT SECURITIES

  Tele-Communications, Inc. (the "Company") from time to time may offer (i) shares of Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share ("TCI Group Series A Common Stock"), (ii) shares of the Company's Series Preferred Stock, par value $.01 per share ("Series Preferred Stock"), which may be issued in the form of depositary shares evidencing depositary receipts ("Depositary Shares") and (iii) debentures, notes, bonds or other evidences of indebtedness of the Company ("Debt Securities") (TCI Group Series A Common Stock, Series Preferred Stock and Debt Securities in respect of which this Prospectus is being delivered are collectively referred to as the "Offered Securities"), or any combination of the foregoing, at an aggregate initial offering price not to exceed $1 billion (or the equivalent thereof denominated in one or more foreign currencies, foreign currency units or composite currencies), at prices and on terms to be determined at or prior to the time of sale. Shares of TCI Group Series A Common Stock may be offered in amounts, at market prices prevailing at the time of sale or at prices and on terms to be determined at or prior to the time of sale and set forth in a supplement to this Prospectus. See "Description of Common Stock." Series Preferred Stock may be issued as a series of convertible Series Preferred Stock which, unless previously redeemed or otherwise purchased, will be convertible at any time during the conversion period specified in a supplement to this Prospectus into shares of TCI Group Series A Common Stock. Series Preferred Stock may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this Prospectus. See "Description of Series Preferred Stock." Debt Securities may be offered as convertible Debt Securities which, unless previously redeemed or otherwise purchased, will be convertible at any time during the conversion period specified in a supplement to this Prospectus into shares of TCI Group Series A Common Stock. Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount and, if issued, certain terms thereof will be set forth in a supplement to this Prospectus. Debt Securities may be issued in registered form without coupons attached ("Registered Debt Securities") or in bearer form with or without coupons attached ("Bearer Debt Securities"). Bearer Debt Securities will be offered only to non-United States persons (subject to certain exceptions) and to branches, located outside the United States, of certain United States financial institutions. See "Description of Debt Securities--Limitations on Issuance of Bearer Debt Securities." Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this Prospectus.

  Certain terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"). In the case of TCI Group Series A Common Stock, the Prospectus Supplement will include the number of shares being offered, the initial public offering price and terms of the offering and sale thereof. In the case of a series of Series Preferred Stock, the Prospectus Supplement will include the designation, the number of shares being offered, the initial public offering price, any redemption provisions, any conversion rights, the liquidation preference per share, the dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, whether such series of Series Preferred Stock will be offered in the form of Depositary Shares and the terms of the offering and sale thereof. In the case of Debt Securities, the Prospectus Supplement will include, where applicable, the specific designation (including whether senior, senior subordinated or subordinated and whether convertible), aggregate principal amount, maturity (which may be fixed or extendible), interest rate or rates (which may be fixed or variable), if any, and time of payment of interest, if any, authorized denominations, currency or currencies in which principal, premium, if any, and interest are payable, initial conversion price or conversion rate and any specific terms relating to the adjustment thereof that are in addition to or different from those described herein, the period during which any convertible Debt Securities may be converted, any terms for a sinking fund or for redemption, purchase or exchange at the option of the Company or the holder (including the form or method of payment, which may include cash, Debt Securities of another series or other forms of consideration), any covenants or events of default that are in addition to or different from those described herein, the designation and qualification of any trustee with respect to the Debt Securities, other specific terms of the Debt Securities and the terms of the offer and sale thereof.

  The Company may sell Offered Securities on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time, which may be a group of underwriters represented by one or more managing underwriters. In addition, the Offered Securities may be sold directly by the Company to other purchasers or through agents. See "Plan of Distribution." The names of any such underwriters, dealers, managing underwriters, purchasers, or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters, dealers, purchasers or agents will be set forth in the Prospectus Supplement. The Company reserves the sole right to accept and, together with its agents, from time to time, to reject in whole or in part any proposed purchase of the Offered Securities to be made directly or through agents. See "Plan of Distribution" for possible indemnification arrangements for agents, dealers and underwriters.

  This Prospectus may not be used to consummate sales unless accompanied by the Prospectus Supplement applicable to the Offered Securities being sold.

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                   The date of this Prospectus is     , 1996.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a registration statement on Form S-3
(Registration No. 333-   ) (together with all amendments and exhibits,
referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the TCI Group Series A Common Stock, Series Preferred Stock and Debt Securities that may be offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the TCI Group Series A Common Stock, Series Preferred Stock and Debt Securities that may be offered hereby, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports and other information filed under the Exchange Act by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission by the Company (File No. 0-20421) and are incorporated into this Prospectus by reference and made a part hereof:

   1. The Annual Report on Form 10-K of the Company for the year ended December 31, 1994, as amended by Form 10K/A (Amendment No. 1).

   2. The Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 (as amended by Form 10Q/A (Amendment No. 1)).

   3. The Current Reports on Form 8-K of the Company dated January 23, 1995,February 3, 1995 (as amended by Form 8-K/A (Amendment No. 1)), February 13, 1995, February 15, 1995, April 6, 1995, April 20, 1995
      (as amended by Form 8-K/A (Amendment No. 1)), May 4, 1995 (as amended by Form 8-K/A (Amendment No. 1)), July 26, 1995, August 10, 1995 and December 18, 1995.


   4. The financial statements and notes thereto of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, included in the Current Report on Form 8-K of the Company dated August 26, 1994.

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents. Such requests should be addressed to Stephen M. Brett, Esq., Executive Vice President, Secretary and General Counsel, Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                                  THE COMPANY

  The Company, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and in the provision of satellite-delivered programming services to various distribution media, principally cable television systems. The Company is also involved, as an investor and developer, in new television and telecommunications ventures and technologies. The Company is the largest provider of cable television services in the United States, based on the number of basic subscribers served by the Company and its subsidiaries and affiliates at September 30, 1995.

  The executive offices of the Company are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500. Unless the context indicates otherwise, as used in this Prospectus the "Company" means Tele-Communications, Inc. and its consolidated subsidiaries.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Offered Securities, together with internally generated funds, may be used (i) to repay, redeem or repurchase outstanding indebtedness of the Company, (ii) for general operations of the Company, including acquisitions, capital expenditures and working capital requirements or (iii) for such other purposes as may be specified in the related Prospectus Supplement. All or a portion of such proceeds may be advanced to affiliates of the Company in the form of loans or as a contribution to capital.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was 1.02, 1.22 and 1.19 for the years ended December 31, 1992, 1993 and 1994, respectively, and 1.04 for the nine months ended September 30, 1994. The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was less than 1.00 for the years ended December 31, 1990 and 1991, and for the nine months ended September 30, 1995; thus, earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for such periods. The amounts of the coverage deficiencies were $399 million and $177 million for the years ended December 31, 1990 and 1991, respectively, and $171 million for the nine months ended September 30, 1995. For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consists of earnings (losses) before income taxes plus combined fixed charges and preferred stock dividends (minus capitalized interest), distributions from and (earnings) losses of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates), and minority interest in earnings (losses) of consolidated subsidiaries (including an amount representing the pretax earnings which would be required to cover preferred stock dividend requirements of consolidated subsidiaries). Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on debt, including interest of less than 50%-owned affiliates with debt guaranteed by the Company and excluding interest to 50%- owned affiliates, (ii) the Company's proportionate share of interest of 50%- owned affiliates, (iii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), (iv) amortization of debt expense, (v) that portion of minority interests in earnings of consolidated subsidiaries that represents the amount of pretax earnings that would be required to cover preferred stock dividend requirements excluding similarly adjusted preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and (vi) the amount representing the pretax earnings which would be required to cover preferred stock dividend requirements of 50%-owned affiliates, other than amounts payable to the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain other entities in which it has an interest. Combined fixed charges and preferred stock dividends of $710,000, $506,000, $2,517,000, $13,833,000 and $5,777,000 relating to such guarantees for the years ended December 31, 1990, 1991, 1992, 1993 and 1994, respectively, and combined fixed charges and preferred stock dividends of $10,676,000 and $4,866,000 relating to such guarantees for the nine months ended September 30, 1994 and 1995, respectively, have not been included in combined fixed charges and preferred stock dividends.

                           HOLDING COMPANY STRUCTURE

  The Company is a holding company and its assets consist almost entirely of investments in its subsidiaries. As a holding company, the Company's ability to meet its financial obligations, including any obligation to pay dividend, interest, principal or other payments with respect to Offered Securities, is dependent on the earnings of, or other funds available to, such subsidiaries and the distribution or other payment of such earnings or other funds to the Company in the form of dividends, loans or other advances, payment or reimbursement of management fees and expenses and repayment of loans and advances from the Company. The Company's subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to any Offered Securities or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Company by its subsidiaries may be subject to statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, certain of the Company's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds by such subsidiaries to the Company in the form of loans, advances or dividends and require that such subsidiaries' indebtedness to the Company be subordinate to the indebtedness under such loan agreements. The amount of net assets of subsidiaries subject to such restrictions exceeds the Company's consolidated net assets.

  Moreover, almost all of the consolidated liabilities of the Company have been incurred by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of any Offered Securities, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by the Company). At September 30, 1995, the Company's subsidiaries had total Debt of approximately $12.9 billion (including guarantees of indebtedness of others and the unaccreted portion of indebtedness issued at a discount, but excluding indebtedness owed to the Company).

                          DESCRIPTION OF COMMON STOCK

  The Restated Certificate of Incorporation, as amended, of the Company (the "Charter") provides that the Company is authorized to issue 2,777,375,096 shares of capital stock, including (i) 2,725,000,000 shares of common stock (the "Common Stock"), of which 1,750,000,000 shares are designated Tele-Communications, Inc. Series A TCI Group Common Stock, 150,000,000 shares are designated Tele-Communications, Inc. Series B TCI Group Common Stock (the "TCI Group Series B Common Stock" and collectively with the TCI Group Series A Common Stock, the "TCI Group Common Stock"), 750,000,000 shares are designated Tele-Communications, Inc. Series A Liberty Media Group Common Stock (the "LMG Series A Common Stock"), and 75,000,000 shares are designated Tele-Communications, Inc. Series B Liberty Media Group Common Stock (the "LMG Series B Common Stock" and, collectively with the LMG Series A Common Stock, the "Liberty Media Group Common Stock"), and (ii) 52,375,096 shares of preferred stock (the "Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), and 50,000,000 shares are designated Series Preferred Stock, issuable in series. For a description of the Preferred Stock and each outstanding class and series of Preferred Stock as of the date of this Prospectus, see "Description of Series Preferred Stock."

  The Prospectus Supplement relating to any shares of TCI Group Series A Common Stock constituting Offered Securities will set forth (i) the number of shares offered, (ii) the initial public offering price (which may be the prevailing market price at the time of sale) and (iii) other terms of the offering and sale of the TCI Group Series A Common Stock. The TCI Group Series A Common Stock is traded in the Nasdaq National Market under the symbol "TCOMA."

OUTSTANDING COMMON STOCK.

  The following description of certain terms of the TCI Group Common Stock and the Liberty Media Group Common Stock does not purport to be complete and is qualified in its entirety by reference to the Charter, which is included as an exhibit to the Registration Statement of which this Prospectus forms a part. See "Available Information."

  As of November 1, 1995, 571,576,645 shares of TCI Group Series A Common Stock (net of shares held by subsidiaries of the Company), 84,801,554 shares of TCI Group Series B Common Stock, 142,892,796 shares of LMG Series A Common Stock and 21,200,336 shares of LMG Series B Common Stock were issued and are outstanding. As of that date, 68,295,414 shares of TCI Group Series A Common Stock and 17,080,230 shares of LMG Series A Common Stock were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options. Such amounts are exclusive, however, of shares of TCI Group Series B Common Stock and LMG Series B Common Stock which are convertible into shares of TCI Group Series A Common Stock and LMG Series A Common Stock, respectively.

 Certain Definitions

  As used in this section "Outstanding Common Stock," the following terms have the meanings specified below:

  "Committed Acquisition Shares" means (a) the shares of LMG Series A Common Stock that the Company had, prior to the record date for the Distribution, agreed to issue, but as of such record date had not issued, and (b) the shares of LMG Series A Common Stock that are issuable upon conversion, exercise or exchange of Convertible Securities that the Company had, prior to the record date for the Distribution, agreed to issue, but as of such record date had not issued, in each case including obligations of the Company to issue shares of the Company's Class A Common Stock, par value $1.00 per share (which has been redesignated the TCI Group Series A Common Stock), which as a result of the Distribution constitute obligations to issue, among other securities, LMG Series A Common Stock or Convertible Securities which are convertible into or exercisable or exchangeable for LMG Series A Common Stock; provided, however that Committed Acquisition Shares will not include any shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities. The type and amount of Committed Acquisition Shares issuable will be appropriately adjusted to reflect subdivisions and combinations of the LMG Series A Common Stock and dividends or distributions of shares of LMG Series A Common Stock or LMG Series B Common Stock to holders of LMG Series A Common Stock and other reclassifications of the LMG Series A Common Stock, in each case occurring (or the record date for which occurs) after the Distribution.

  "Convertible Securities" means any securities of the Company (other than any series of Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

  The "Distribution" means the distribution paid by the Company on August 10, 1995 of one-fourth of one share of LMG Series A Common Stock on each outstanding share of the TCI Group Series A Common Stock and one-fourth of one share of LMG Series B Common Stock on each outstanding share of the TCI Group Series B Common Stock to holders of record on August 4, 1995.

  The "Inter-Group Interest" means any equity value of the Company attributable to the Liberty Media Group that is not represented by outstanding shares of Liberty Media Group Common Stock. The Inter-Group Interest is represented by the Number of Shares Issuable with Respect to the Inter-Group Interest.

  The "Inter-Group Interest Fraction" means a fraction the numerator of which is the Number of Shares Issuable with Respect to the Inter-Group Interest and the denominator of which is the sum of such Number of

Shares Issuable with Respect to the Inter-Group Interest and the aggregate number of shares of Liberty Media Group Common Stock outstanding.

  The "Liberty Media Group" means:

    (a) the interest of the Company or any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction (as defined below under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock")) and their respective properties and assets,

    (b) all assets and liabilities of the Company or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (a) of this sentence, whether or not such assets or liabilities are assets and liabilities of Liberty Media Corporation or any of its subsidiaries (or a successor as described in clause (a) of this sentence),

    (c) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group, and

    (d) the interest of the Company or any of its subsidiaries in the businesses, assets and liabilities acquired by the Company or any of its subsidiaries for the Liberty Media Group, as determined by the Board of Directors of the Company (the "Board of Directors");

provided that (i) from and after any dividend or other distribution with respect to any shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause
(a) of the definition of "Number of Shares Issuable with Respect to the Inter-Group Interest," or in other securities of the Company attributed to the Liberty Media Group for which provision will be made as described in the penultimate sentence of this definition), the Liberty Media Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (ii) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group will no longer include the assets or properties so transferred. If the Company pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in securities of the Company attributed to the Liberty Media Group other than Liberty Media Group Common Stock, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (i) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Liberty Media Group Common Stock, the Liberty Media Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Company may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group will in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

  "Market Value" of any class or series of capital stock of the Company on any day means the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a trading day, and if such day is not a trading day, on the trading day immediately preceding such day) or in case no such reported sale takes place on such trading day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such trading day, in either case on the Nasdaq National Market, or if the shares of such class or series are not quoted on such Nasdaq National Market on such trading day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such trading day as furnished by any New York Stock Exchange member firm selected from time to time by the Company, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such trading day, the market value of a share of such class or series as determined by the Board of Directors; provided, that for purposes of determining the ratios described under "--Conversion and Redemption-Conversion at the Option of the Company" and "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and "-- Liquidation Rights," (a) the "Market Value" of any share of any series of the Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of the Common Stock will be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors and
(b) the "Market Value" of any share of any series of the Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of the Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of the Common Stock in shares of such series of the Common Stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

  The "Number of Shares Issuable with Respect to the Inter-Group Interest" is currently zero and will from time to time be

    (a) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the LMG Series A Common Stock and dividends or distributions of shares of LMG Series A Common Stock or LMG Series B Common Stock to holders of LMG Series A Common Stock and other reclassifications of LMG Series A Common Stock,

    (b) decreased (but not to less than zero) by (i) the aggregate number of shares of LMG Series A Common Stock issued or sold by the Company after the Distribution other than Committed Acquisition Shares, the proceeds of which are attributed to the TCI Group, (ii) the aggregate number of shares of LMG Series A Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the proceeds of which are attributed to the TCI Group, (iii) the aggregate number of shares of LMG Series A Common Stock issued or delivered by the Company as a dividend or distribution to holders of TCI Group Series A Common
  Stock and TCI Group Series B Common Stock, (iv) the aggregate number of shares of LMG Series A Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) issued or delivered by the Company after the Distribution as a dividend or distribution or by reclassification or exchange to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock and (v) the aggregate number of shares of LMG Series A Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board of Directors) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by the Market Value of one share of LMG Series A Common Stock as of the date of such transfer, and

    (c) increased by (i) the aggregate number of any shares of LMG Series A Common Stock and LMG Series B Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (ii) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Board of Directors) of assets or properties, theretofore attributed to the TCI Group that are contributed to the Liberty Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by the Market Value of one share of LMG Series A Common Stock as of the date of such contribution and (iii) the aggregate number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

The Company will not issue or sell shares of LMG Series B Common Stock in respect of a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest. Whenever a change in the Number of Shares Issuable with Respect to the Inter-Group Interest occurs, the Company will prepare and file a statement of such change with the Secretary of the Company.

  The "Outstanding Interest Fraction" means a fraction the numerator of which is the aggregate number of shares of Liberty Media Group Common Stock outstanding and the denominator of which is the sum of such aggregate number of shares of Liberty Media Group Common Stock outstanding and the Number of Shares Issuable with Respect to the Inter-Group Interest.

  "Pre-Distribution Convertible Securities" means Convertible Securities that were outstanding on the record date for the Distribution and were, prior to such date, convertible into or exercisable or exchangeable for shares of the Company's Class A Common Stock, par value $1.00 per share (which has been redesignated TCI Group Series A Common Stock).

  The "TCI Group" means as of any date of determination thereof:

    (a) the interest of the Company or any of its subsidiaries in all of the businesses in which the Company or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of the Company or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group;

    (b) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Inter-Group Interest Fraction as of such date;

    (c) from and after any dividend or other distribution with respect to shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (a) of the definition of "Number of Shares Issuable with Respect to the Inter-Group Interest," or in other securities of the Company attributed to the Liberty Media Group, for which provision will be made as described in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the Liberty
  Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

    (d) any assets or properties transferred from the Liberty Media Group to the TCI Group;

provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group, the TCI Group will no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the Liberty Media Group described in clause (b) above). If the Company pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in other securities of the Company attributed to the Liberty Media Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (c) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Liberty

Media Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Company may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group will in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

 Voting Rights

  Holders of TCI Group Series A Common Stock are entitled to one vote for each share of such stock held, holders of TCI Group Series B Common Stock are entitled to ten votes for each share of such stock held, holders of LMG Series A Common Stock are entitled to one vote for each share of such stock held and holders of LMG Series B Common Stock are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of the Preferred Stock or any series of such a class, in the Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by the Charter), the holders of TCI Group Common Stock and the holders of Liberty Media Group Common Stock and the holders of each class or series of the Preferred Stock, if any, entitled to vote thereon will vote as one class for all purposes. See "--Other Matters."

  Neither the holders of TCI Group Series A Common Stock or TCI Group Series B Common Stock, nor the holders of LMG Series A Common Stock or LMG Series B Common Stock, have any rights to vote as a separate class or series on any matter coming before the stockholders of the Company, except with respect to certain limited class and series voting rights provided under the Delaware General Corporation Law (the "DGCL"). Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class.

 Dividends

  Dividends on TCI Group Common Stock and Liberty Media Group Common Stock are limited to legally available funds of the Company under the DGCL and subject to the prior payment of dividends on outstanding shares of the Preferred Stock. The DGCL limits the amount of distributions on each series of the Common Stock to the funds of the Company legally available for that purpose, which are determined on the basis of the entire corporation and not just the Liberty Media Group or the TCI Group. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the Liberty Media Group or the TCI Group and any dividends or distributions on, or repurchases of, the TCI Group Common Stock or the Liberty Media Group Common Stock and dividends on, or certain repurchases of, the Preferred Stock. Certain loan agreements to which certain subsidiaries of the Company are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

  Dividends on the TCI Group Common Stock, in addition to the limitations set forth above, are further limited to an amount not in excess of the TCI Group Available Dividend Amount, which is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Common Stock under the DGCL if the TCI Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Group Available Dividend Amount.

  The "TCI Group Available Dividend Amount," as of any date, means either (a) the excess of (i) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Common Stock and each class or series of the Preferred Stock attributed to the TCI Group or (b) in case there is no such excess, an amount equal to the Company Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Company Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group for such period, including income and expenses of the Company attributed to the operations of the TCI Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes.

  Dividends on the Liberty Media Group Common Stock, in addition to the limitations set forth in the first paragraph under this caption, are further limited to an amount not in excess of the Liberty Media Group Available Dividend Amount, which is intended to be similar to the amount that would be legally available for the payment of dividends on the Liberty Media Group Common Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation. There can be no assurance that there will be a Liberty Media Group Available Dividend Amount.

  The "Liberty Media Group Available Dividend Amount," as of any date, means the product of the Outstanding Interest Fraction and either (a) the excess of
(i) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media Group Common Stock and each class or series of the Preferred Stock attributed to the Liberty Media Group or (b) in case there is no such excess, an amount equal to the Company Earnings (Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Company Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group for such period, including income and expenses of the Company attributed to the operations of the Liberty Media Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes.

  Except for dividends declared or paid as described below under "--Share Distributions" and "--Conversion and Redemption-Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," any dividends paid on the TCI Group Series A Common Stock or the TCI Group Series B Common Stock will be paid only on both series, in equal amounts per share, and any dividends paid on the LMG Series A Common Stock or the LMG Series B Common Stock will be paid only on both series, in equal amounts per share.

  The Board of Directors, subject to the provisions described herein under "-- Dividends" and below under "--Share Distributions," has the authority and discretion to declare and pay dividends on the TCI Group Common Stock or the Liberty Media Group Common Stock in equal or unequal amounts, notwithstanding the relationship between the TCI Group Available Dividend Amount and the Liberty Media Group Available Dividend Amount, the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Common Stock or the Liberty Media Group Common Stock or any other factor.

  At the time of any dividend or other distribution on the outstanding shares of Liberty Media Group Common Stock (including any dividend of Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Liberty Media Group as described below under "--Conversion and Redemption-Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest) be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock times (ii) a fraction the numerator of which is the Inter-Group Interest Fraction and the denominator of which is the Outstanding Interest Fraction.

 Share Distributions

  Distributions on TCI Group Common Stock. If at any time a distribution paid in TCI Group Common Stock, Liberty Media Group Common Stock, or any other securities of the Company or any other person (a "share distribution") is to be made with respect to the TCI Group Common Stock, such share distribution will be declared and paid only as follows:

    (i) a share distribution consisting of shares of TCI Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of TCI Group Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; or consisting of shares of TCI Group Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock) to holders of TCI Group Series A Common Stock and, on an equal per share basis, shares of TCI Group Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series B Common Stock) to holders of TCI Group Series B Common Stock;

    (ii) a share distribution consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock, on an equal per share basis; provided that the sum of (A) the aggregate number of shares of LMG Series A Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (B) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares) is less than or equal to the Number of Shares Issuable with Respect to the Inter- Group Interest; and

    (iii) a share distribution consisting of any class or series of securities of the Company or any other person other than TCI Group Common Stock or Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or Liberty Media Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of TCI Group Series A Common Stock and TCI Group Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of TCI Group Series A Common Stock and another class or series of securities to holders of TCI Group Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of TCI Group Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Common Stock and the TCI Group Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the TCI Group Series A Common Stock and the TCI Group Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  The Company will not reclassify, subdivide or combine the TCI Group Series A Common Stock without reclassifying, subdividing or combining the TCI Group Series B Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the TCI Group Series B Common Stock without reclassifying, subdividing or combining the TCI Group Series A Common Stock, on an equal per share basis.

  Distributions on Liberty Media Group Common Stock. If at any time a share distribution is to be made with respect to the Liberty Media Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

    (i) a share distribution consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of LMG Series A Common Stock and LMG Series B Common Stock, on an equal per share basis; or consisting of shares of LMG Series B Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Common Stock) to holders of LMG Series A Common Stock and LMG Series B Common Stock, on an equal per share basis; or consisting of shares of LMG Series A Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series A Common Stock) to holders of LMG Series A Common Stock and, on an equal per share basis, shares of LMG Series B Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of LMG Series B Common Stock) to holders of LMG Series B Common Stock; and

    (ii) a share distribution consisting of any class or series of securities of the Company or any other person other than as described in the foregoing clause (i) and other than TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Series A Common Stock or TCI Group Series B Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of LMG Series A Common Stock and LMG Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of LMG Series A Common Stock and another class or series of securities to holders of LMG Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  The Company will not reclassify, subdivide or combine the LMG Series A Common Stock without reclassifying, subdividing or combining the LMG Series B Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the LMG Series B Common Stock without reclassifying, subdividing or combining the LMG Series A Common Stock, on an equal per share basis.

 Conversion and Redemption

  Conversion at the Option of the Holder. Each share of TCI Group Series B Common Stock is convertible, at the option of the holder thereof, into one share of TCI Group Series A Common Stock. Each share of LMG Series B Common Stock is convertible, at the option of the holder thereof, into one share of LMG Series A Common Stock. Shares of TCI Group Series A Common Stock are not convertible into shares of TCI Group Series B Common Stock, and shares of LMG Series A Common Stock are not convertible into shares of LMG Series B Common Stock.

  Conversion at the Option of the Company. The Board of Directors may at any time declare that (i) all of the outstanding shares of LMG Series A Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock equal to the Optional Conversion Ratio, and (ii) all of the outstanding shares of LMG Series B Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock equal to the Optional Conversion Ratio.

  For these purposes, the "Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the Liberty Media Group Common Stock Per Share Value by (y) the average Market Value of one share of TCI Group Series A Common Stock over the 20-trading day period ending on the trading day preceding the Appraisal Date.

  The "Liberty Media Group Private Market Value" means an amount equal to the private market value of the Liberty Media Group as of the last day of the calendar month preceding the month in which the last of the two appraisers referred to in the immediately following sentence are selected (the last day of such calendar month is hereinafter referred to as the "Appraisal Date"). In the event that the Company determines to establish the Liberty Media Group Private Market Value, two investment banking firms of recognized national standing will be designated to determine the private market value of the Liberty Media Group, one designated by the Company (the "First Appraiser") and one designated by a committee of the Board of Directors all of whose members are independent directors as determined under Nasdaq National Market rules (the "Second Appraiser"). The date upon which the last of such appraisers is selected is hereinafter referred to as the "Selection Date." Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value (the "Higher Appraised Amount") is not more than 120% of the lower of such respective final views (the "Lower Appraised Amount"), the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate a third investment banking firm of recognized national standing (the "Mutually Designated Appraiser") to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine such private market value (the "Mutually Appraised Amount"), and the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty Media Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

  Each of the investment banking firms referred to in the preceding paragraph will be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's length transaction, if it were acquiring the Liberty Media Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

  Following the determination of the Liberty Media Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value will determine the Adjusted Outstanding Shares of Liberty Media Group Common Stock together with any further appropriate adjustments to the Liberty Media Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of Liberty Media Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Liberty Media Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Inter-Group Interest, the number of Committed Acquisition Shares issuable, the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Distribution Convertible Securities and the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Distribution Convertible Securities and other than Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Liberty Media Group Common Stock Per Share Value" means the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the Liberty Media Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

  If the Company determines to convert shares of LMG Series A Common Stock into TCI Group Series A Common Stock and shares of LMG Series B Common Stock into TCI Group Series B Common Stock at the Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If the Company determines not to undertake such conversion, the Company may at any time thereafter undertake to reestablish the Liberty Media Group Common Stock Per Share Value as of a subsequent date.

  Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock. Upon the sale, transfer, assignment or other disposition, whether by merger, consolidation, sale or contribution of assets or stock or otherwise (a "Disposition "), in one transaction or a series of related transactions by the Company and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups (other than (a) in connection with the Disposition by the Company of all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Company, (b) a dividend, other distribution or redemption in accordance with any provision described under "--Dividends," "--Share Distributions," "-- Redemption in Exchange for Stock of Subsidiary" or "--Liquidation Rights," (c) to any person, entity or group which the Company, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction), the Company is required, on or prior to the 85th trading day following the consummation of such Disposition, to either:

    (i) subject to the limitations described above under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of Common Stock) to the holders of the outstanding shares of Liberty Media Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds"), in an aggregate amount equal to the product of the Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Net Proceeds of such Disposition;

    (ii) provided that there are assets of the Company legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause
  (i) of this paragraph, then:

      (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for cash and/or securities or other property (other than Common Stock) in an aggregate amount equal to the product of the Adjusted Outstanding Interest Fraction as of the date of such redemption and the Net Proceeds of such Disposition, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds") to shares of LMG Series A Common Stock and LMG Series B Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Common Stock and each share of LMG Series B Common Stock is the same); or

      (B) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than Common Stock) equal to the product of the Outstanding Interest Fraction as of the date shares are selected for redemption and the Net Proceeds of such Disposition to the redemption of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the paragraph herein which defines the term "Net Proceeds") to shares of LMG Series A Common Stock and LMG Series B Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of LMG Series A Common Stock during the ten-trading day period beginning on the 16th trading day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of LMG Series A Common Stock and each share of LMG Series B Common Stock is the same); or

    (iii) convert (A) each outstanding share of LMG Series A Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Common Stock and (B) each outstanding share of LMG Series B Common Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series B Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of LMG Series A Common Stock to the Market Value of one share of TCI Group Series A Common Stock during the ten-trading day period referred to in clause (ii)(B) of this paragraph.

  For these purposes, "substantially all of the properties and assets of the Liberty Media Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the Liberty Media Group as of such date.

  A "Related Business Transaction" means any Disposition of all or substantially all of the properties and assets of the Liberty Media Group in which the Company receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group prior to such Disposition, as determined in good faith by the Board of Directors.

  The "Adjusted Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of Liberty Media Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the Inter-Group Interest, (c) the number of shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities and (d) the number of Committed Acquisition Shares issuable.

  The "Net Proceeds" with respect to any Disposition of any of the properties and assets of the Liberty Media Group means an amount if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the Company in respect of such Disposition or in respect of any resulting dividend or redemption (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of the Company's obligations with respect to Pre-Distribution Convertible Securities and Committed Acquisition Shares issuable which are included in the determination of the Adjusted Outstanding Interest Fraction) in respect of Preferred Stock attributed to the Liberty Media Group. The Company may elect to pay the dividend or redemption price referred to in clause (i) or (ii) above either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than the Company, the Board of Directors may determine either to
(x) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of LMG Series A Common Stock and another class or series of securities to holders of LMG Series B Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and the LMG Series B Common Stock), provided that if such securities constitute capital stock of a subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and LMG Series B Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (y) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of LMG Series A Common Stock and LMG Series B Common Stock.

  At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Inter-Group Interest Fraction and the denominator of which is the Outstanding Interest Fraction.

  Redemption in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the Liberty Media Group have become and continue to be held directly or indirectly by any one or more corporations all of the capital stock of which is owned by the Company (the "Liberty Media Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the Company legally available therefor, redeem on a pro rata basis, all of the outstanding shares of Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each Liberty Media Group Subsidiary equal to the product of the Adjusted Outstanding Interest Fraction and the number of all of the outstanding shares of common stock of such Liberty Media Group Subsidiary.

  In effecting such a redemption, the Board of Directors may determine either to (i) redeem shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the LMG Series A Common Stock and LMG Series B Common Stock, with holders of shares of LMG Series B Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of LMG Series A Common Stock and LMG Series B Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the two series of Liberty Media Group Common Stock. If the Company determines to undertake a redemption as described in clause (i) of the preceding sentence, the outstanding shares of common stock of each Liberty Media Group Subsidiary not distributed to holders of Liberty Media Group Common Stock would consist solely of the class or series having the lower relative voting rights.

  Certain Provisions Respecting Convertible Securities. Unless the provisions of any class or series of Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or the Board of Directors or the holder of such share of Liberty Media Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares would have been entitled to receive pursuant to the terms of such securities had such terms provided that the conversion, exercise or exchange privilege in effect immediately prior to any such conversion or redemption of all outstanding shares of Liberty Media Group Common Stock would be adjusted so that the holder of any such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares thereafter surrendered for conversion, exercise or exchange would be entitled to receive the kind and amount of shares of capital stock, cash and/or other securities or property such holder would have received as a result of such action had such securities been converted, exercised or exchanged immediately prior thereto. With respect to any Convertible Securities which are created, established or otherwise first authorized for issuance subsequent to the record date for the Distribution (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the terms and provisions of which do not provide for adjustments specifying the kind and amount of capital stock, cash and/or securities or other property that such holder would be entitled to receive upon the conversion, exercise or exchange of such Convertible Securities following any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, then upon such conversion, exercise or exchange of such Convertible Securities, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or the Board of Directors or the holder of such share of Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of the Company are legally available therefor, the amount of $.01 per share in cash.

  General Conversion and Redemption Provisions. Not later than the 10th trading day following the consummation of a Disposition referred to above under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will announce publicly by press release (i) the Net Proceeds of such Disposition, (ii) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, (iii) the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, (iv) the Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th trading day and not later than the 30th trading day following the consummation of such Disposition, the Company will announce publicly by press release which of the actions described in clauses (i), (ii) or (iii) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" it has irrevocably determined to take.

  If the Company determines to pay a dividend described in clause (i) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will, not later than the 30th trading day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which will be not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 85 trading days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of LMG Series A Common Stock and LMG Series B Common Stock, (iv) the Net Proceeds of such Disposition, (v) the Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (vii) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to receive such dividend only if they appropriately convert, exercise or exchange them prior to the record date referred to in clause (i) of this sentence. Such notice will be sent by first-class mail, postage prepaid, at such holder's address as the same appears on the transfer books of the Company.

  If the Company determines to undertake a redemption of shares of Liberty Media Group Common Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty Media Group as described in clause (ii)(A) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will cause to be given to each holder of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth
(i) a statement that all shares of Liberty Media Group Common Stock outstanding on the redemption date will be redeemed, (ii) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty Media Group Common Stock outstanding on the redemption date, (iv) the Net Proceeds of such Disposition,
(v) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property, (vii) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, and (viii) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to participate in such redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the redemption date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following such redemption date. Such notice will be sent by first-class mail, postage prepaid, not less than 35 trading days nor more than 45 trading days prior to the redemption date, at such holder's address as the same appears on the transfer books of the Company.

  If the Company determines to undertake a redemption of shares of Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group as described in clause (ii)(B) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will, not later than the 30th trading day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth
(i) a date not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition which will be the date on which shares of the Liberty Media Group Common Stock then outstanding will be selected for redemption, (ii) the anticipated redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty Media Group Common Stock selected for redemption, (iv) the Net Proceeds of such Disposition, (v) the Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion or exercise prices thereof,
(vii) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to participate in such selection for redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the date referred to in clause (i) of this sentence and a statement as to what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities if such holders convert, exercise or exchange such Convertible Securities following such date and (viii) a statement that the Company will not be required to register a transfer of any shares of Liberty Media Group Common Stock for a period of 15 trading days next preceding the date referred to in clause (i) of this sentence. Promptly following the date referred to in clause (i) of the preceding sentence, but not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition, the Company will cause to be given to each holder of shares of LMG Series A Common Stock and LMG Series B Common Stock to be redeemed, a notice setting forth (i) the number of shares of LMG Series A Common Stock and LMG Series B Common Stock held by such holder to be redeemed,
(ii) a statement that such shares of LMG Series A Common Stock and LMG Series B Common Stock will be redeemed, (iii) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition),
(iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The notices referred to in this paragraph will be sent by first-class mail, postage prepaid, at such holder's address as the same appears on the transfer books of the Company. The outstanding shares of Liberty Media Group Common Stock to be redeemed will be redeemed by the Company pro rata among the holders of Liberty Media Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

  In the event of any conversion as described above under "--Conversion at the Option of the Company" or "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will cause to be given to each holder of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be converted, (ii) the conversion date (which will not be more than 85 trading days following the consummation of such Disposition in the event of a conversion pursuant to the provisions described under "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and which will not be more than 120 days after the Appraisal Date in the event of a conversion pursuant to the provisions described under "--Conversion at the Option of the Company"), (iii) the per share number of shares of TCI Group Series A Common Stock or TCI Group Series B Common Stock, as applicable, to be received with respect to each share of LMG Series A Common Stock or LMG Series B Common Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered, (v) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock, the number of Committed Acquisition Shares issuable and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (vi) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to participate in such conversion only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the conversion date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following such conversion date. Such notice will be sent by first-class mail, postage prepaid, not less than 35 trading days nor more than 45 trading days prior to the conversion date, at such holder's address as the same appears on the transfer books of the Company.

  If the Company determines to redeem shares of LMG Series A Common Stock and LMG Series B Common Stock as described above under "--Redemption in Exchange for Stock of Subsidiary," the Company will promptly cause to be given to each holder of LMG Series A Common Stock and LMG Series B Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries, (ii) the redemption date, (iii) the Adjusted Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, (v) the number of outstanding shares of LMG Series A Common Stock and LMG Series B Common Stock and the number of shares of LMG Series A Common Stock and LMG Series B Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, and (vi) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities will be entitled to receive shares of common stock of the Liberty Media Group Subsidiaries upon redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the redemption date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provisions described under "--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date. Such notice will be sent by first-class mail, postage prepaid, not less than 35 trading days nor more than 45 trading days prior to the redemption date, at such holder's address as the same appears on the transfer books of the Company.

  Neither the failure to mail any notice to any particular holder of Liberty Media Group Common Stock or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Media Group Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

  The Company will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Liberty Media Group Common Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Company may aggregate the number of shares of Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Liberty Media Group Common Stock is a fraction, the Company will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth trading day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be (i) in the case of any fraction of a share of capital stock of the Company, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Board of Directors.

  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Media Group Common Stock; provided, however, that if the conversion date or the redemption date with respect to the Liberty Media Group Common Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Liberty Media Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or the Company's default in payment of the dividend or distribution due on such date.

  Before any holder of shares of Liberty Media Group Common Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of Liberty Media Group Common Stock, such holder is required to surrender at such place as the Company will specify certificates for such shares, properly endorsed or assigned for transfer (unless the Company waives such requirement). The Company will as soon as practicable after such surrender of certificates representing shares of Liberty Media Group Common Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of Liberty Media Group Common Stock represented by any one certificate are to be redeemed, the Company will issue and deliver a new certificate for the shares of Liberty Media Group

Common Stock not redeemed. The Company will not be required to register a transfer of (i) any shares of Liberty Media Group Common Stock for a period of 15 trading days next preceding any selection of shares of Liberty Media Group Common Stock to be redeemed or (ii) any shares of Liberty Media Group Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under "-- Conversion at the Option of the Holder."

  From and after any applicable conversion date or redemption date, all rights of a holder of shares of Liberty Media Group Common Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities and such holder will have no other or further rights in respect of the shares of Liberty Media Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by the Company as being held for the satisfaction of the Company's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption or any Committed Acquisition Shares which may then be issuable. No holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the Liberty Media Group Common Stock, represented shares of Liberty Media Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Media Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, for any shares of Liberty Media Group Common Stock, the Company will, however, be entitled to treat the certificates for shares of Liberty Media Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Media Group Common Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

  The Company will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Liberty Media Group Common Stock. The Company will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Liberty Media Group Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

 Liquidation Rights

  In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and subject to the prior payment in full of the preferential amounts to which any class or series of the Company Preferred Stock is entitled, (i) the holders of the shares of TCI Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% of such funds multiplied by the average daily ratio (expressed as a decimal) of X/Z for the 20-trading day period ending on the trading day prior to the date of the public announcement of such liquidation, dissolution or winding up, and (ii) the holders of the shares of Liberty Media Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% of such funds multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-trading day period, where X is the aggregate Market Capitalization of the TCI Group Series A Common Stock and the TCI Group Series B Common Stock, Y is the aggregate Market Capitalization of the LMG Series A Common Stock and the LMG Series B Common Stock, and Z is the aggregate Market Capitalization of the TCI Group Series A Common Stock, the TCI Group Series B Common Stock, the LMG Series A Common Stock and the LMG Series B Common Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of the Company. The "Market Capitalization" of any class or series of capital stock of the Company on any trading day means the product of (i) the Market Value of one share of such class or series on such trading day and (ii) the number of shares of such class or series outstanding on such trading day.

  No holder of Liberty Media Group Common Stock will have any special right to receive specific assets of the Liberty Media Group in the case of any dissolution, liquidation or winding up of the Company.

 Determinations by the Board of Directors

  The Charter provides that any determinations made by the Board of Directors under any provision described under "--Outstanding Common Stock" will be final and binding on all stockholders of the Company, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the Board of Directors. The Company will prepare a statement of any such determination by the Board of Directors respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of the Company.

 Preemptive Rights

  Holders of the TCI Group Common Stock and Liberty Media Group Common Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by the Company.

OTHER MATTERS

  The DGCL, the Charter and the Company's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of the Company without the support of the Board of Directors or without meeting various other conditions. The principal provisions of the DGCL and the aforementioned corporate governance documents are outlined below.

  DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the date such stockholder became an "interested stockholder," unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or
(iii) on or
after such date, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders. The Charter does not contain any provision "opting out" of the application of DGCL Section 203 and the Company has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between the Company and any of its "interested stockholders."

  The Charter also contains certain provisions which could make a change in control of the Company more difficult. For example, the Charter requires, subject to the rights, if any, of any class or series of the Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Stock (as defined herein), voting together as a single class, to approve (i) a merger or consolidation of the Company with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the Board of Directors (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Stock would, with certain exceptions, be required for approval), (ii) the sale, lease or exchange of all or substantially all of the property and assets of the Company or (iii) the dissolution of the Company. "Voting Stock" is currently defined as the TCI Group Common Stock, the Liberty Media Group Common Stock and any class or series of the Preferred Stock entitled to vote generally with the holders of the Common Stock on matters submitted to stockholders for a vote.

  The Charter provides for a Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors, currently eight, is fixed by the Board of Directors. The holders of TCI Group Common Stock, Liberty Media Group Common Stock, Class B Preferred Stock and Series C Preferred Stock, voting together as a single class, vote in elections for directors. Stockholders of the Company do not have cumulative voting rights.

  The Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock, of which 33,901,240 remained available for designation as of January 25, 1996. Under the Charter, the Board of Directors is authorized, without further action by the stockholders of the Company, to establish the preferences, limitations and relative rights of the Series Preferred Stock. See "Description of Series Preferred Stock." In addition, 1,900,000,000 shares of the TCI Group Common Stock and 825,000,000 shares of Liberty Media Group Common Stock are currently authorized by the Charter, of which 1,143,097,437 and 660,906,868, respectively, remained available for issuance as of November 1, 1995 (without taking into consideration shares reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options). The issue and sale of shares of TCI Group Common Stock, Liberty Media Group Common Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of the Company, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control. On January 25, 1996, the Company issued (i) 7,259,380 shares of the Series G Preferred Stock, each share of which is initially convertible into 1.05 shares of TCI Group Series A Common Stock and (ii) 7,259,380 shares of the Series H Preferred Stock, each share of which is initially convertible into 0.2625 of a share of LMG Series A Common Stock.

  The Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Stock, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the Charter or the addition or insertion of other provisions therein.

  The Charter and the Company's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of Preferred Stock, upon the call of the Secretary of the Company upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of Voting Stock or (ii) at the request of not less than 75% of the members of the Board of Directors. Subject to the rights of any class or series of the Preferred Stock, the Company's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of the Company, at the Company's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of Voting Stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each proposed nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company if so elected. Any action to remove directors is required to be for "cause" (as defined in the Charter) and be approved by the holders of 66 2/3% of the total voting power of the outstanding shares entitled to vote in the election of directors.

                     DESCRIPTION OF SERIES PREFERRED STOCK

  The Company is authorized to issue up to 50,000,000 shares of Series Preferred Stock. The Series Preferred Stock is issuable, from time to time, in one or more series, with such powers, designations, preferences and relative participating, optional or other rights, and qualifications, limitations or restrictions thereof, as is stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. All shares of any one series of the Series Preferred Stock are required to be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Series Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by Delaware law. As of the date of this Prospectus, there are five series of Series Preferred Stock outstanding. See "Outstanding Preferred Stock" below.

  As described under "Description of Depositary Shares" below, the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts, each representing an interest in a fraction (to be specified in the Prospectus Supplement relating to the particular series of Series Preferred Stock) of a share of the particular series of Series Preferred Stock, issued and deposited with a depositary, in lieu of offering any shares of such Series Preferred Stock. See "Description of Depositary Shares."

  Series Preferred Stock constituting Offered Securities shall have the dividend, liquidation, redemption, and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to such Series Preferred Stock. Reference is made to the Prospectus Supplement relating to a particular series of the Series Preferred Stock offered thereby for specific terms, including: (a) the designation of such series of Series Preferred Stock and the number of shares offered; (b) the amount of liquidation preference per share; (c) the initial public offering price at which such series of Series Preferred Stock will be issued; (d) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (e) any redemption or sinking fund provisions; (f) any conversion or exchange rates; (g) whether the Company has elected to offer Depositary Shares as described below under "Description of Depositary Shares;" (h) any voting rights; and (i) any other rights, preferences, privileges, limitations, and restrictions of such series of Series Preferred Stock.

  Each series of Series Preferred Stock, when issued, will be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the Series Preferred Stock to receive dividends and distributions of assets will be subordinate to those of the Company's general creditors, but superior to the rights of holders of any capital stock of the Company ranking junior to such series of Series Preferred Stock as to the payment of dividends, rights of redemption and rights on liquidation, including the TCI Group Common Stock and the Liberty Group Common Stock.

DIVIDEND RIGHTS

  Holders of a series of Series Preferred Stock constituting Offered Securities will be entitled to receive, when, as, and if declared by the Board of Directors, out of funds of the Company legally available therefor, cash dividends on such dates and at such rates as are set forth in, or as are determined by the method described in, the Prospectus Supplement relating to such series of Series Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company (or, if applicable, the records of the Depositary (as hereinafter defined) referred to under "Description of Depositary Shares") on such record dates, fixed by the Board of Directors, as specified in the Prospectus Supplement relating to such series of Series Preferred Stock.

  Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement relating to such series of Series Preferred Stock. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of Series Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of Series Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series.

  Unless otherwise specified in the applicable Prospectus Supplement, if at any time the Company shall have failed to pay, or declare and set aside the consideration sufficient to pay, full dividends on any series of Series Preferred Stock constituting Offered Securities for the immediately preceding dividend period (or, if such series is cumulative, for all prior dividend periods), and until such dividends (or, if such series of Series Preferred Stock is cumulative, full cumulative dividends) are paid, or declared and the consideration sufficient to pay the same in full is set aside for such purpose and for no other purpose, the Company may not (i) declare or pay any dividend on or make any distribution with respect to any class or series of capital stock of the Company ranking pari passu with or junior to such series of Series Preferred Stock, except for dividends declared and paid on any such stock ranking on a parity basis with such series of Series Preferred Stock contemporaneously and on a pro rata basis with dividends declared and paid on such series of Series Preferred Stock, or (ii) redeem or otherwise acquire any shares of such series of Series Preferred Stock, any parity stock, or any junior stock unless all then outstanding shares of such series of Series Preferred Stock and any other class or series of parity stock that by the terms of the instrument creating or evidencing such parity stock is required to be redeemed under such circumstances are redeemed. Unless otherwise specified in the applicable Prospectus Supplement, the failure of the Company to pay, or declare and set aside the consideration sufficient to pay, full dividends (or, if such series of Series Preferred Stock is cumulative, full cumulative dividends) on any series of Series Preferred Stock shall not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of junior stock or (ii) paying any dividends on parity stock solely in shares of parity stock or junior stock (or both) or the redemption or other acquisition of shares of such series of Series Preferred Stock or parity stock solely in exchange for shares of junior stock.

LIQUIDATION PREFERENCES

  In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of each series of Series Preferred Stock constituting Offered Securities will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to the holders of any capital stock of the Company ranking junior to the shares of such series of Series Preferred Stock, the amount set forth in the Prospectus Supplement relating to such series of Series Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to the holders of shares of such series of Series Preferred Stock and any other shares of capital stock of the Company ranking on a parity with shares of such series of Series Preferred Stock upon liquidation will not be sufficient to pay in full all amounts to which such holders are entitled, no such distribution will be made on account of any other class or series of capital stock ranking on a parity as to liquidation preference with the shares of such series of Series Preferred Stock unless proportionate distributative amounts are paid on account of shares of such series of Series Preferred Stock and shares of such parity stock ratably in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of such series of Series Preferred Stock of the full preferential amounts of the liquidating distribution to which they are entitled, the holders thereof will be entitled to no further participation in any distribution of assets by the Company.

REDEMPTION

  Offered Securities consisting of a series of Series Preferred Stock may be redeemable, in whole or from time to time in part, at the option of the Company or the holder (or both), and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times, and at the redemption prices set forth in the Prospectus Supplement relating to such series. Unless otherwise provided in the applicable Prospectus Supplement, shares of a series of Series Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Series Preferred Stock.

  Unless otherwise specified in the applicable Prospectus Supplement, in the event that fewer than all of the outstanding shares of a series of Series Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Company in its sole discretion to be equitable. From and after the redemption date (unless default is made by the Company in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any) dividends will cease to accumulate on the shares of such series of Series Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) will cease.

  Unless otherwise specified in the applicable Prospectus Supplement, if the Company fails to redeem any shares of a series of Series Preferred Stock constituting Offered Securities required to be redeemed on a redemption date, and until such shares are redeemed in full, the Company may not declare or pay any dividend on or make any distribution with respect to any class or series of capital stock ranking junior to such series of Series Preferred Stock, and neither the Company nor any subsidiary may redeem any parity stock or junior stock, or purchase or otherwise acquire any shares of such series of Series Preferred Stock, parity stock or junior stock. Unless otherwise specified in the applicable Prospectus Supplement, the failure of the Company to so redeem shares of such series of Series Preferred stock shall not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of junior stock or (ii) the redemption or other acquisition of shares of such series of Series Preferred Stock or parity stock solely in exchange for shares of parity stock or junior stock (or both).

OUTSTANDING PREFERRED STOCK

  The Charter provides that the Company is authorized to issue (i) 52,375,096 shares of Preferred Stock, of which 700,000 shares are designated Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred

Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), and 50,000,000 shares are designated Series Preferred Stock. All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of Preferred Stock. Of the Series Preferred Stock, 80,000 shares are designated Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), 1,000,000 shares are designated Convertible Preferred Stock, Series D (the "Series D Preferred Stock"), 400,000 shares are designated Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), 500,000 shares are designated Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"), 7,259,380 shares are designated Redeemable Convertible TCI Group Preferred Stock, Series G (the "Series G Preferred Stock") and 7,259,380 shares are designated Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "Series H Preferred Stock"). All of the shares of Series E Preferred Stock have previously been redeemed and retired with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock and may be issued as shares of another series of Series Preferred Stock, but not as Series E Preferred Stock.

  As of January 25, 1996, 1,675,096 shares of Class B Preferred Stock (of which 55,070 shares are held by subsidiaries of the Company), 70,575 shares of Series C Preferred Stock, 999,569 shares of Series D Preferred Stock, 277,064 shares of Series F Preferred Stock, 7,259,380 shares of Series G Preferred Stock and 7,259,380 shares of Series H Preferred Stock were issued and outstanding. All of the outstanding shares of Series F Preferred Stock are held by subsidiaries of the Company. Based on the number of shares of Series Preferred Stock authorized and outstanding on January 25, 1996, 33,901,240 shares of Series Preferred Stock remain available for designation under the Charter.

  The following description of certain terms of the outstanding Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Charter (including the Certificate of Designations with respect to each outstanding series of Series Preferred Stock).

 Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock.

  Subject to the prior preferences and other rights of any class or series of Preferred Stock ranking prior to the Class B Preferred Stock with respect to the payment of dividends, the holders of Class B Preferred Stock are entitled to receive preferential cumulative dividends, when and as declared by the Board of Directors out of unrestricted funds legally available therefor. Dividends accrue cumulatively (but without compounding) at an annual rate of 6% of the stated liquidation value of $100 per share (the "Stated Liquidation Value"), whether or not such dividends are declared or funds are legally available for payment of dividends. Accrued dividends are payable annually and, in the sole discretion of the Board of Directors, may be declared and paid in cash, in shares of TCI Group Series A Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of TCI Group Series A Common Stock or any combination thereof at any time without reference to any regular dividend payment date, to holders of record of Class B Preferred Stock as of a special record date fixed by the Board of Directors. No Interest or additional dividends will accrue or be payable with respect to any dividend payment on the Class B Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Class B Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends.

  Upon the liquidation, dissolution or winding up of the Company, the holders of Class B Preferred Stock will be entitled, after payment of preferential amounts on any class or series of Preferred Stock ranking prior to the Class B Preferred Stock with respect to liquidating distributions, to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to the date of payment.

  Subject to the prior preferences and other rights of any class or series of Preferred Stock ranking prior to or on parity with the Class B Preferred Stock, the Class B Preferred Stock is redeemable at the option of the Company, in whole at any time or in part from time to time, for a redemption price per share payable in cash equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to and including the redemption date. The Company does not have any mandatory obligation to redeem the Class B Preferred Stock as of any fixed date, at the option of the holders or otherwise.

  The Class B Preferred Stock is exchangeable at the option of the Company in whole but not in part at any time for junior subordinated debt securities of the Company ("Junior Exchange Notes"). If the Company exercises its optional exchange right, each holder of outstanding shares of Class B Preferred Stock will be entitled to receive in exchange therefor newly issued Junior Exchange Notes of a series authorized and established for the purpose of such exchange, the aggregate principal amount of which will be equal to the aggregate Stated Liquidation Value of the shares of Class B Preferred Stock so exchanged by such holder, plus all accumulated and accrued but unpaid dividends thereon to and including the exchange date. The Junior Exchange Notes will mature on the fifteenth anniversary of the date of issuance and will be subject to earlier redemption at the option of the Company, in whole or in part, for a redemption price equal to the principal amount thereof plus accrued but unpaid interest. Interest will accrue, and be payable annually, on the principal amount of the Junior Exchange Notes at a rate per annum to be determined prior to issuance by adding a spread of 215 basis points to the "Fifteen Year Treasury Rate" (as defined in the Indenture pursuant to which the Junior Exchange Notes will be issued). Interest will accrue on overdue principal at the same rate, but will not accrue on overdue interest.

  The Class B Preferred Stock ranks senior to the TCI Group Common Stock and the Liberty Media Group Common Stock and junior to the Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  For so long as any dividends are in arrears on the Class B Preferred Stock or any class or series of Preferred Stock ranking pari passu with the Class B Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the Class B Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Class B Preferred Stock and such parity stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither the Company nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of Class B Preferred Stock, any such parity stock or any class or series of its capital stock ranking junior to the Class B Preferred Stock, or set aside any money or assets for such purpose, unless all of the outstanding shares of Class B Preferred Stock and such parity stock are redeemed. For so long as any dividends are in arrears on the Class B Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Class B Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the Class B Preferred Stock. If the Company fails to redeem or exchange shares of Class B Preferred Stock on a date fixed for redemption or exchange, and until such shares are redeemed or exchanged in full, the Company may not redeem or exchange any parity stock or junior stock, declare or pay any dividend on or make any distribution with respect to any junior stock, or set aside money or assets for such purpose and neither the Company nor any subsidiary thereof may purchase or otherwise acquire any Class B Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose. The failure of the Company to pay any dividends on any class or series of parity stock or to redeem or exchange on any date fixed for redemption or exchange any shares of Class B Preferred Stock will not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption, purchase or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; or (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase, or other acquisition of Class B Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock.

  The Class B Preferred Stock has no voting rights, except as required by the DGCL, and except that the holders of Class B Preferred Stock have the right to vote with the TCI Group Common Stock and the Liberty Media Group Common Stock, on the basis of one vote per share, in any general election of directors of the Company.

 Convertible Preferred Stock, Series C.

  Each share of Series C Preferred Stock is convertible, at the option of the holder, into 100 shares of TCI Group Series A Common Stock and 25 shares of LMG Series A Common Stock, subject to anti-dilution adjustments. The dividend, liquidation and redemption features of the Series C Preferred Stock, each of which is discussed in greater detail below, are determined by reference to the liquidation value of the Series C Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $2,375, plus
(ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii) for purposes of determining liquidation and redemption payments, all unpaid dividends accrued on the sums of clauses (i) and (ii) above, to such date of determination.

  Subject to the prior preferences and other rights of any class or series of preferred stock ranking senior to or on a parity with the Series C Preferred Stock, the holders of Series C Preferred Stock are entitled to receive preferential cumulative cash dividends out of funds legally available therefor. Dividends accrue cumulatively at an annual rate of 5 1/2% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, except that if the Company fails to redeem shares of Series C Preferred Stock required to be redeemed on a redemption date, dividends will thereafter accrue cumulatively at an annual rate of 15% of the liquidation value per share. Dividends not paid on any dividend payment date will be added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. Dividends will accrue on unpaid dividends at the rate of 5 1/2% per annum (15% under the circumstances described above), unless such dividends remain unpaid for two consecutive quarters in which event such rate will increase to 15% per annum until such dividends and all dividends, accrued thereon, are paid in full.

  Upon the dissolution, liquidation or winding up of the Company, holders of the Series C Preferred Stock will be entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series C Preferred Stock.

  The Series C Preferred Stock is subject to optional redemption by the Company at any time after August 8, 2001, in whole or in part, at a redemption price, per share, equal to the then liquidation value of the Series C Preferred Stock. Subject to the prior preferences and other rights of any other class or series of Preferred Stock ranking senior to or on a parity with the Series C Preferred Stock and subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the Company, the Series C Preferred Stock is required to be redeemed by the Company at any time on or after August 8, 2001 at the option of the holder, in whole or in part (provided that the aggregate liquidation value of the shares to be redeemed is in excess of $1 million), in each case at a redemption price, per share, equal to the then liquidation value.

  The Series C Preferred Stock ranks senior to the TCI Group Common Stock, the Liberty Media Group Common Stock and the Class B Preferred Stock and on a parity basis with the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  For so long as any dividends are in arrears on the Series C Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series C Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not redeem or otherwise acquire any shares of Series C Preferred Stock or any shares of any class or series of its capital stock ranking junior to the Series C Preferred Stock, unless all of the outstanding shares of Series C Preferred Stock are redeemed. For so long as any dividends are in arrears on the Series C Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series C Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any other distribution with respect to any junior stock or set aside any money or assets for such purpose, except that the Company may pay a dividend on any class or series of junior stock solely in shares of capital stock ranking junior to the Series C Preferred Stock. If the Company fails to redeem shares of Series C Preferred Stock required to be redeemed on a redemption date, and until all then outstanding shares of Series C Preferred Stock are redeemed in full, the Company may not redeem any junior stock, or otherwise acquire any shares of such stock or Series C Preferred Stock, except that the Company may acquire shares of Series C Preferred Stock pursuant to a purchase or exchange offer made to holders of all outstanding shares of Series C Preferred Stock, if as to holders of all outstanding shares of Series C Preferred Stock, the terms of the purchase or exchange offer for all such shares are identical.

  The holders of Series C Preferred Stock are entitled to vote on an as converted basis on all matters submitted to a vote of holders of TCI Group Common Stock and Liberty Media Group Common Stock and any other class of capital stock of the Company entitled to vote generally on the election of directors. Holders of Series C Preferred Stock are not entitled to vote as a separate class except as otherwise may be required by the DGCL.

 Convertible Preferred Stock, Series D.

  Each share of Series D Preferred Stock is convertible, at the option of the holder, into 10 shares of TCI Group Series A Common Stock and two and one-half shares of LMG Series A Common Stock, subject to anti-dilution adjustments. If the Company distributes to all holders of TCI Group Series A Common Stock rights or warrants to subscribe for or purchase shares of the capital stock (other than TCI Group Series A Common Stock or TCI Group Series B Common Stock) of the Company or a subsidiary of the Company which capital stock (a) is common stock of its issuer or (b) participates in one or more business operations of the issuer thereof in such a manner that if such operations were owned by a corporation and such capital stock were issued thereby such capital stock would be common stock of such corporation ("Special Securities"), each holder of Series D Preferred Stock will have the option, in lieu of any antidilution adjustment that would otherwise apply to the conversion rate of the Series D Preferred Stock, to exchange shares of Series D Preferred Stock for shares of a new series of convertible preferred stock of the issuer of the Special Securities having terms similar to the Series D Preferred Stock but convertible into Special Securities.

  The dividend, liquidation and redemption features of the Series D Preferred Stock, each of which is discussed below, are determined by reference to the liquidation value of the Series D Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $300, plus
(ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of clauses (i) and (ii) above, to such date of determination.

  Subject to the prior preferences and other rights of any class or series of preferred stock ranking senior to or on a parity with the Series D Preferred Stock with respect to the payment or declaration of dividends, the holders of Series D Preferred Stock are entitled to receive preferential cumulative cash dividends out of funds legally available therefor. Dividends accrue on a daily basis at an annual rate of 5 1/2% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, except that if the Company fails to redeem shares of Series D Preferred Stock required to be redeemed on a redemption date, dividends thereafter will accrue cumulatively at an annual rate of 10% of the liquidation value per share until such shares are redeemed. To the extent any cash dividends are not paid on any dividend payment date, the amount of such dividends will be automatically converted, to the extent permissible under the DGCL, into shares of TCI Group Series A Common Stock at a conversion rate equal to 95% of the then "current market price" (as defined in the Certificate of Designations establishing the Series D Preferred Stock) of TCI Group Series A Common Stock, and upon issuance of TCI Group Series A Common Stock to holders of Series D Preferred Stock in respect of such conversion such dividend will be deemed paid for all purposes. Dividends not so paid or deemed paid on any dividend payment date are added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. Dividends will accrue on such unpaid dividends at the rate of 5 1/2% per annum (10% under the circumstances described above), unless such dividends remain unpaid for two consecutive quarters, in which event such rate will increase to 10% per annum until such dividends and all dividends accrued thereon are paid in full.

  Upon the dissolution, liquidation or winding up of the Company, holders of the Series D Preferred Stock will be entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series D Preferred Stock.

  The Series D Preferred Stock is subject to optional redemption by the Company at any time after the fifth anniversary of its issuance, in whole or from time to time in part, at a redemption price, per share, equal to the then liquidation value of the Series D Preferred Stock. Shares of Series D Preferred Stock may also be redeemed at the option of the Company after the third anniversary of the issue date, in whole or from time to time part, at a redemption price per share equal to the then liquidation value of the Series D Preferred Stock, if the market value per share of TCI Group Series A Common Stock has exceeded $37.50 for the period specified in the Certificate of Designations establishing the Series D Preferred Stock. Subject to the prior preferences and other rights of any other class or series of Preferred Stock ranking senior to or on a parity basis with the Series D Preferred Stock and subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the Company, any holder of Series D Preferred Stock, at such holder's option, may require the Company, at any time after the tenth anniversary of the issuance of such Series D Preferred Stock, to redeem all or a portion of such holder's shares of Series D Preferred Stock, provided that the aggregate liquidation value of the shares to be redeemed is in excess of $50,000 (or, if all of the shares of Series D Preferred Stock held by such holder have an aggregate liquidation value of less than $50,000, all but not less than all of such shares of Series D Preferred Stock), in each case at a redemption price, per share, equal to the then liquidation value of the Series D Preferred Stock. If the Company fails to effect any redemption of Series D Preferred Stock called for redemption or which a holder has validly requested be redeemed, the holders thereof will have the option to convert their shares of Series D Preferred Stock into TCI Group Series A Common Stock at a conversion rate equal to the quotient obtained by dividing the redemption price by 95% of the "current market price" of the TCI Group Series A Common Stock on the redemption date, provided that in the case of a failure by the Company to redeem shares at the request of a holder, the exercise of the foregoing conversion right will be delayed for one year.

  The Series D Preferred Stock ranks senior to the TCI Group Common Stock, the Liberty Media Group Common Stock and the Class B Preferred Stock and on a parity basis with the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  For so long as any dividends are in arrears on the Series D Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series D Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not redeem or otherwise acquire any shares of Series D Preferred Stock or any shares of any class or series of its capital stock ranking pari passu with or junior to the Series D Preferred Stock, unless all of the outstanding shares of Series D Preferred Stock are redeemed. For so long as any dividends are in arrears on the Series D Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the
Series D Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any other distribution with respect to any junior stock or set aside any money or assets for such purpose, except that the Company may pay a dividend on any class or series of junior stock solely in shares of capital stock ranking junior to the Series D Preferred Stock. If the Company fails to redeem shares of Series D Preferred Stock required to be redeemed on a redemption date, and until all then outstanding shares of Series D Preferred Stock are redeemed in full, the Company may not redeem any junior stock, or otherwise acquire any shares of such stock or Series D Preferred Stock, except that the Company may acquire shares of Series D Preferred Stock pursuant to a purchase or exchange offer made to holders of all outstanding shares of Series D Preferred Stock, if as to holders of all outstanding shares of Series D Preferred Stock the terms of the purchase or exchange offer for all such shares are identical.

  The Series D Preferred Stock has no voting rights, except as required by the DGCL and except that without the consent of the holders of 66 2/3% in liquidation value of the Series D Preferred Stock, the Company may not create any series of Preferred Stock that is senior as to dividend rights, rights to redemption, or rights on liquidation to the Series D Preferred Stock.

 Convertible Redeemable Participating Preferred Stock, Series F

  Shares of Series F Preferred Stock are convertible, at the option of the holder, into TCI Group Series A Common Stock at a rate of 1287.51 shares of TCI Group Series A Common Stock for each share of Series F Preferred Stock, subject to anti-dilution adjustments. In addition, any shares of Series F Preferred Stock which cease to be held by the Company or a subsidiary of the Company will automatically be converted into shares of TCI Group Series A Common Stock. The anti-dilution provisions of the Series F Preferred Stock provide that the conversion rate of the Series F Preferred Stock will be adjusted (i) in the event of a dividend or distribution on the outstanding shares of TCI Group Series A Common Stock in shares of TCI Group Series A Common Stock, by adjusting the then-current conversion rate such that the holder of Series F Preferred Stock thereafter surrendered for conversion would receive the number of shares of TCI Group Series A Common Stock which it would have been entitled to receive had such shares of Series F Preferred Stock been converted prior to the record date for such dividend or distribution and (ii) in the event of a dividend or distribution to holders of TCI Group Series A Common Stock of any securities, evidences of indebtedness or other assets (other than cash dividends or shares of TCI Group Series A Common Stock), then the conversion rate will be adjusted by multiplying the then-current conversion rate by a fraction, the numerator of which is the current market price of a share of TCI Group Series A Common Stock and the denominator of which is such current market price less the fair market value (as determined by the Board of Directors) of the securities, evidences of indebtedness or assets so distributed.

  The holders of the Series F Preferred Stock are entitled to participate, on an as-converted basis, with the holders of the TCI Group Series A Common Stock, with respect to any cash dividends or distributions declared and paid on the TCI Group Series A Common Stock. Dividends or distributions on the TCI Group Series A Common Stock which are not paid in cash would result in the adjustment of the applicable conversion rate as described above.

  Upon the dissolution, liquidation or winding up of the Company, holders of the Series F Preferred Stock are entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share of Series F Preferred Stock, equal to the sum of (x) $.01 and (y) the amount to be distributed per share of TCI Group Series A Common Stock in such liquidation, dissolution or winding up multiplied by the applicable conversion rate of a share of Series F Preferred Stock.

  The Series F Preferred Stock is subject to optional redemption by the Company at any time, in whole or in part, at a redemption price, per share, equal to $24,875 (as adjusted in respect of stock splits, reverse splits and other events affecting the shares of Series F Preferred Stock), plus any dividends which have been declared but are unpaid as of the date fixed for such redemption. The Company may elect to pay the redemption price (or designated portion thereof) of the shares of Series F Preferred Stock called for redemption by issuing to the holder thereof, in respect of its shares to be redeemed, a number of shares of TCI Group Series A Common Stock equal to the aggregate redemption price (or designated portion thereof) of such shares divided by the average market price of the TCI Group Series A Common Stock for a period specified, and subject to the adjustments described, in the certificate of designations establishing the Series F Preferred Stock.

  The Series F Preferred Stock ranks senior to the TCI Group Common Stock and Liberty Media Group Common Stock and the Class B Preferred Stock and on a parity with the Series C Preferred Stock, the Series D Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  If at any time the Company has declared a dividend on the Series F Preferred Stock and failed to pay or set aside consideration sufficient to pay such dividend, or if the Company declares a cash dividend on the shares of TCI Group Series A Common Stock and fails to pay or set aside the participating dividend required to be paid to the holders of the Series F Preferred Stock, then (i) the Company may not declare or pay any dividend on or make any distribution with respect to any parity stock or junior stock or set aside any money or assets for any such purpose until such dividend payable to the holders of Series F Preferred Stock has been paid or consideration sufficient to pay such dividend has been set aside for such purpose, and (ii) neither the Company nor any subsidiary thereof may redeem, exchange, purchase or otherwise acquire any shares of Series F Preferred Stock, parity stock or junior stock, or set aside any money or assets for any such purpose, unless all then outstanding shares of such parity stock required to be redeemed under such circumstances are redeemed. If the Company fails to redeem shares of Series F Preferred Stock required to be redeemed on a redemption date, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or set aside money or assets for any such purpose, and neither the Company nor any subsidiary may redeem any parity stock or junior stock, or purchase or otherwise acquire any Series F Preferred Stock, parity stock or junior stock, or set aside any money or assets for any such purpose, until such shares of Series F Preferred Stock are redeemed. The failure of the Company to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of Series F Preferred Stock will not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of junior stock; or (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption or other acquisition of parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of parity stock and/or junior stock.

  The Series F Preferred Stock has no voting rights, except as required by the DGCL, and except that at such time as any shares of Series F Preferred Stock are not held by the Company or its majority-owned subsidiaries, such shares will vote with the TCI Group Common Stock and the Liberty Media Group Common Stock, on the basis of one vote per share, in any general election of directors of the Company (together with any other class or series of Preferred Stock entitled to vote thereon with the Common Stock).

 Redeemable Convertible TCI Group Preferred Stock, Series G.

  If the sum of (i) the last reported sale price of the TCI Group Series A Common Stock plus (ii) one-fourth of the last reported sale price of the LMG Series A Common Stock, equals or exceeds $27 (as adjusted for stock dividends, stock splits, reclassifications or combinations of the TCI Group Series A Common Stock and the LMG Series A Common Stock) for any ten consecutive trading days during the 65 consecutive trading days ending on the last trading day immediately preceding January 25, 1997 (the "Contingency"), then no dividends will accrue or be payable on the Series G Preferred Stock. If the Contingency is not met, and only in such event, then subject to the prior preferences and other rights of any class or series of Preferred Stock ranking prior to the Series G Preferred Stock with respect to the payments of dividends, the holders of Series G Preferred Stock will be entitled to receive cumulative dividends, when and as declared by the Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on Common Stock and the Class B Preferred Stock. Dividends will accrue on the Series G Preferred Stock from and after the first anniversary of issuance if the Contingency is not met, on a daily basis at the rate of 4% per annum of the Liquidation Preference per share, whether or not such dividends are declared or funds are available for payment of dividends. The "Liquidation Preference" of a share of Series G Preferred Stock as of any date in question means an amount equal to the sum of (i) the stated liquidation value of $21.60 per share, plus (ii) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Liquidation Preference as of such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above during the period from the immediately preceding dividend payment date through and including the date in question. Dividends not paid on any dividend payment date are added to the Liquidation Preference on such date and remain a part thereof until such dividends are paid. The rate per annum at which dividends will accrue on that portion of the Liquidation Preference that consists of unpaid dividends that were added to the Liquidation Preference on a dividend payment date and that remain unpaid on the next succeeding dividend payment date will increase to 8.625% per annum from and after such next succeeding dividend payment date. Accrued dividends are payable semiannually on each February 1 and August 1 to holders of record of the shares on the preceding January 15 and July 15, respectively, and, in the sole discretion of the Board of Directors, may be declared and paid in cash, in shares of TCI Group Series A Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of TCI Group Series A Common Stock or any combination thereof at any time without reference to any regular dividend payment, to holders of record of Series G Preferred Stock as of a special record date fixed by the Board of Directors.

  Upon the liquidation, dissolution or winding up of the Company, the holders of Series G Preferred Stock will be entitled, after payment of preferential amounts on any class or series of Preferred Stock ranking prior to the Series G Preferred Stock with respect to liquidating distributions, to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Liquidation Preference thereof as of the date of payment or distribution.

  Subject to the rights of any class or series of Preferred Stock ranking prior to or on a parity with Series G Preferred Stock, the Series G Preferred Stock is redeemable at the option of the Company, in whole at any time or in part from time to time on or after February 1, 2001 for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date. Subject to the rights of any class or series of Preferred Stock ranking prior to or on a parity with the Series G Preferred Stock, the Company shall redeem the Series G Preferred Stock out of funds legally available therefor on February 1, 2016, for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date.

  The Series G Preferred Stock ranks senior to the TCI Group Common Stock and Liberty Media Group Common Stock and the Class B Preferred Stock and on a parity with all other currently outstanding classes and series of Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  Each share of Series G Preferred Stock is convertible, at the option of the holder, at any time prior to the close of business on the business day immediately prior to the redemption thereof, into 1.05 shares of TCI Group Series A Common Stock, subject to adjustment upon the occurrence of certain events described below. The kind and amount of securities, assets or other property that as of any date are issuable or deliverable upon conversion of a share of Series G Preferred Stock are referred to herein as the "Conversion Rate." No fractional shares of TCI Group Series A Common Stock or scrip will be issued upon conversion of the Series G Preferred Stock. A holder otherwise entitled to a fractional share shall receive cash, which may be paid by check, in an amount equal to the same fraction of the last reported sale price of a share of TCI Group Series A Common Stock on the last full trading day prior to the conversion date. Upon conversion of shares of Series G Preferred Stock, the rights of the holder of the shares so converted, as a holder thereof, will cease.

  To convert a share of Series G Preferred Stock, a holder must surrender the certificate(s) representing the shares to be converted at the office of the Company or any transfer agent for the Series G Preferred Stock, which certificate(s) shall be duly endorsed to the Company or accompanied by duly executed instruments of transfer to the Company, with signatures guaranteed (such endorsements or instruments of transfer to be in form satisfactory to the Company), together with a written notice to the Company at such office of the election to convert the same, specifying the number of shares to be converted and the name(s) (with addresses) in which the certificate(s) for shares of TCI Group Series A Common Stock are to be issued. If any transfer is involved in the issuance or delivery of any certificate(s) for shares of TCI Group Series A Common Stock in a name other than that of the registered holder of the shares of Series G Preferred Stock surrendered for conversion, such holder shall also deliver to the Company a sum sufficient to pay all transfer or similar taxes (or evidence satisfactory to the Company of payment thereof). The date on which the foregoing requirements are satisfied is the conversion date.

  The Conversion Rate of the Series G Preferred Stock is subject to adjustment upon the occurrence of certain events, including (i) the payment of a dividend or the making of a distribution in shares of TCI Group Series A Common Stock to holders of TCI Group Series A Common Stock, (ii) the payment of a dividend or the making of a distribution to holders of TCI Group Series A Common Stock payable in shares of the Company's capital stock (other than TCI Group Series A Common Stock or rights, warrants or options for its capital stock), (iii) the subdivision of the outstanding shares of TCI Group Series A Common Stock into a greater number of shares, (iv) the combination of the outstanding shares of TCI Group Series A Common Stock into a smaller number of shares, (v) the issuance by reclassification of the shares of TCI Group Series A Common Stock of any shares of the Company's capital stock (other than rights, warrants or options for its capital stock), (vi) the distribution to all holders of TCI Group Series A Common Stock of rights, warrants or options entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such distribution) to purchase shares of TCI Group Series A Common Stock or securities convertible into TCI Group Series A Common Stock (other than the TCI Group Series B Common Stock) at a price per share (or, in the case of such convertible securities, having a conversion price per share after adding thereto an allocable portion of the exercise price of the right, warrant or option to purchase such convertible securities) less than the Current Market Price on the Determination Date (each as defined in the Certificate of Designations) per share of TCI Group Series A Common Stock, (vii) the distribution to all holders of TCI Group Series A Common Stock of assets or debt securities or rights, warrants or options to purchase securities (excluding cash dividends or distributions other than any Extraordinary Cash Dividend (as defined in the Certificate of Designations) and excluding dividends and distributions referred to in the preceding clauses of this sentence) and (viii) certain mergers, consolidations, sales of assets or binding share exchanges. In the case of any such dividend or distribution on the TCI Group Series A Common Stock of shares of capital stock, subdivision, combination or reclassification (other than a dividend, distribution or reclassification in which the Series G Preferred Stock becomes convertible into shares of more than one class or series of the Company's capital stock, any one of which is redeemable or exchangeable at the election of the Company ("Redeemable Capital Stock"), if the Company elects to treat such dividend, distribution or reclassification as a distribution of assets by the Company), the holder of each outstanding share of Series G Preferred Stock will have the right to convert such share of Series G Preferred Stock into the kind and amount of securities which such holder would have owned immediately after such event if such share of Series G Preferred Stock had been converted immediately before the record date for an effective date of, as the case may be, such event. In the case of any such merger, consolidation, binding share exchange or sale of assets, the holder of each outstanding share of Series G Preferred Stock will have the right to convert such share of Series G Preferred Stock into the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of TCI Group Series A Common Stock into which such share of Series G Preferred Stock could have been converted immediately before the effective date of such transaction (assuming, if applicable, such holder failed to exercise any rights of election and received per share of TCI Group Series A Common Stock the kind and amount of securities, cash or other assets received per share by a plurality of the non-electing shares of the TCI Group Series A Common Stock). In the case of any such issuance of rights, warrants or options which expire within 45 days after the record date for the determination of stockholders entitled to receive the rights, warrants or options, or any such distribution of assets, debt securities or certain rights, warrants or options to purchase securities (or, in the case of any dividend, distribution or reclassification in which the Series G Preferred Stock becomes convertible into shares of more than one class or series of the Company's capital stock, any one of which is Redeemable Capital Stock, if the Company elects to treat such dividend, distribution or reclassification as a distribution of assets by the Company), the Conversion Rate will be adjusted pursuant to formulas contained in the Certificate of Designations. In certain cases of distributions of assets, debt securities or certain rights, warrants or options to purchase securities to holders of TCI Group Series A Common Stock, rather than being entitled to an adjustment in the Conversion Rate, the holder of a share of Series G Preferred Stock upon conversion thereof will be entitled to receive, in addition to the shares of TCI Group Series A Common Stock into which such share of Series G Preferred Stock is convertible, the kind and amount of assets, debt securities, rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such share of Series G Preferred Stock immediately prior to the record date for determining the holders of TCI Group Series A Common Stock entitled to receive the distribution.

  Subject to the provisions described in the immediately following paragraph, if the holders of Series G Preferred Stock would be entitled to receive upon conversion thereof any Redeemable Capital Stock, and such Redeemable Capital Stock is redeemed, exchanged or otherwise acquired in full, then, from and after such event (a "Redemption Event"), the holders of Series G Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares of such Redeemable Capital Stock, the kind and amount of securities, cash or other assets receivable upon such Redemption Event by a holder of the number of shares of Redeemable Capital Stock into which such shares of Series G Preferred Stock could have been converted immediately prior to the effectiveness of such Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of such Redeemable Capital Stock the kind and amount of securities, cash or other assets received per share by the holders of a plurality of the non-electing shares thereof) and, thereafter, the holders of the Series G Preferred Stock shall have no other conversion rights with respect to such Redeemable Capital Stock.

  Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of any shares of Series G Preferred Stock that are not exchanged as described in the second sentence of this paragraph shall not have any conversion rights with respect to Redeemable Capital Stock so redeemed, exchanged or otherwise acquired, after the Redemption Event relating thereto, if (i) the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in securities ("Redemption Securities") of an issuer other than the Company (the "Other Issuer") and (ii) in connection with such Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the Certificate of Designations. Generally, the Mirror Preferred Stock Condition shall be satisfied if the Company makes appropriate provisions so that holders of Series G Preferred Stock shall have the right, exercisable on the effective date of the Redemption Event, to exchange their shares of Series G Preferred Stock for convertible preferred stock of the Company and convertible preferred stock of the Other Issuer that together have an aggregate liquidation preference equal to the liquidation preference of the Series G Preferred Stock to be so exchanged (as in effect on the effective date of the Redemption Event) and that otherwise each have terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Series G Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series G Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the Other Issuer will be convertible into the kind and amount of Redemption Securities, cash and other assets that the holder of a share of Series G Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Redemption Event, had such shares of Series G Preferred Stock been converted prior to the Redemption Event, and (y) the convertible preferred stock of the Company will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the Redeemable Capital Stock subject to the Redemption Event. The Mirror Preferred Stock Condition shall be deemed to have been satisfied in connection with any Redemption Event only if the Board of Directors determines (i) that receipt of such convertible preferred stock of the Company and/or the Other Issuer in exchange for the Series G Preferred Stock in connection with such Redemption Event would not result in the recognition of gain or loss by the holders of such Series G Preferred Stock for United States federal income tax purposes; (ii) that an adjustment made in the Conversion Rate of the Series G Preferred Stock with respect to such Redemption Event, as described in the immediately preceding paragraph, would result in the recognition of gain or loss by the holders of Series G Preferred Stock for United States federal income tax purposes; or
(iii) that receipt of Redemption Securities in redemption of the Redeemable Capital Stock to be redeemed in such

Redemption Event would result in the recognition of gain or loss by the holders of such Redeemable Capital Stock.

  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate; but any such adjustment which is not made shall be carried forward and taken into account in any subsequent adjustment. No adjustment to the Conversion Rate need be made if the holders of Series G Preferred Stock may participate in the transaction or in certain other cases.

  For so long as any dividends are in arrears on the Series G Preferred Stock or any class or series of Preferred Stock ranking on a parity with the Series G Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the Series G Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Series G Preferred Stock and such parity stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither the Company nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of Series G Preferred Stock, any parity stock or any class or series of its capital stock ranking junior to the Series G Preferred Stock, or set aside any money or assets for such purpose, unless all of the then outstanding shares of Series G Preferred Stock and such parity stock and any other parity stock that by its terms is required to be redeemed under such circumstances are redeemed. For so long as any dividends are in arrears on the Series G Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series G Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the Series G Preferred Stock. If the Company fails to redeem shares of Series G Preferred Stock on a date fixed for redemption, and until such shares are redeemed in full, the Company may not redeem any junior stock or, except for contemporaneous pro rata redemptions, any parity stock, declare or pay any dividend on or make any distribution with respect to any junior stock, or, except as provided above, parity stock or set aside money or assets for such purpose and neither the Company nor any subsidiary thereof may purchase or otherwise acquire any Series G Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose. The failure of the Company to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of Series G Preferred Stock will not prevent (i) the payment of dividends on junior stock solely in shares of junior stock or the redemption, purchase or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of shares of junior stock; (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase, or other acquisition of Series G Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock; or (iii) the purchase or acquisition of shares of Series G Preferred Stock pursuant to a purchase or exchange offer made to all holders of outstanding shares of Series G Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical for all shares of Series G Preferred Stock and all accrued dividends on such shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Series G Preferred Stock and for no other purpose.

  The Series G Preferred Stock has no voting rights, except (i) as required by the DGCL, and (ii) that the holders of Series G Preferred Stock have the right to vote with the TCI Group Common Stock, the Liberty Media Group Common Stock, the Class B Preferred Stock and any other class or series of Preferred Stock entitled to vote in any general election of directors, on the basis of one vote per share, in any general election of directors of the Company. The number of authorized shares of Series G Preferred Stock may be increased or decreased (but not below the number of shares of Series G Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3% of the then outstanding Voting Securities (as defined in the Charter) voting together as a single class.

 Redeemable Convertible Liberty Media Group Preferred Stock, Series H.

  If the sum of (i) the last reported sale price of the TCI Group Series A Common Stock plus (ii) one-fourth of the last reported sale price of the LMG Series A Common Stock, equals or exceeds $27 (as adjusted for stock dividends, stock splits, reclassifications or combinations of the TCI Group Series A Common Stock and the LMG Series A Common Stock) for any ten consecutive trading days during the 65 consecutive trading days ending on the last trading day immediately preceding January 25, 1997 (the "Contingency"), then no dividends will accrue or be payable on the Series H Preferred Stock. If the Contingency is not met, and only in such event, then subject to the prior preferences and other rights of any class or series of Preferred Stock ranking prior to the Series H Preferred Stock with respect to the payment of dividends, the holders of Series H Preferred Stock will be entitled to receive cumulative dividends, when and as declared by the Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on Common Stock and the Class B Preferred Stock. Dividends will accrue on the Series H Preferred Stock from and after the first anniversary of issuance, if the Contingency is not met, on a daily basis at the rate of 4% per annum of the Liquidation Preference per share, whether or not such dividends are declared or funds are available for payment of dividends. The "Liquidation Preference" of a share of Series H Preferred Stock as of any date in question means an amount equal to the sum of (i) the stated liquidation value of $5.40 per share, plus (ii) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Liquidation Preference as of such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above during the period from the immediately preceding dividend payment date through and including the date in question. Dividends not paid on any dividend payment date are added to the Liquidation Preference on such date and remain a part thereof until such dividends are paid. The rate per annum at which dividends will accrue on that portion of the Liquidation Preference that consists of unpaid dividends that were added to the Liquidation Preference on a dividend payment date and that remain unpaid on the next succeeding dividend payment date will increase to 8.625% per annum from and after such next succeeding dividend payment date. Accrued dividends are payable semiannually on each February 1 and August 1 to holders of record of the shares on the preceding January 15 and July 15, respectively, and, in the sole discretion of the Board of Directors, may be declared and paid in cash, in shares of TCI Group Series A Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of TCI Group Series A Common Stock or any combination thereof at any time without reference to any regular dividend payment, to holders of record of Series H Preferred Stock as of a special record date fixed by the Board of Directors.

  Upon the liquidation, dissolution or winding up of the Company, the holders of Series H Preferred Stock will be entitled, after payment of preferential amounts on any class or series of Preferred Stock ranking prior to the Series H Preferred Stock with respect to liquidating distributions, to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Liquidation Preference thereof as of the date of payment or distribution.

  Subject to the rights of any class or series of Preferred Stock ranking prior to or on a parity with Series H Preferred Stock, the Series H Preferred Stock is redeemable at the option of the Company, in whole at any time or in part from time to time on or after February 1, 2001, for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date. Subject to the rights of any class or series of Preferred Stock ranking prior to or on a parity with the Series H Preferred Stock, the Company shall redeem the Series H Preferred Stock out of funds legally available therefor on February 1, 2016, for a redemption price per share payable in cash equal to the Liquidation Preference thereof on such redemption date.

  The Series H Preferred Stock ranks senior to the TCI Group Common Stock and Liberty Media Group Common Stock and the Class B Preferred Stock and on a parity with all other currently outstanding classes and series of Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  Each share of Series H Preferred Stock is convertible, at the option of the holder, at any time prior to the close of business on the business day immediately prior to the redemption thereof, into .2625 of one share of LMG Series A Common Stock, subject to adjustment upon the occurrence of certain events described below. The kind and amount of securities, assets or other property that as of any date are issuable or deliverable upon conversion of a share of Series H Preferred Stock are referred to hereafter as the "Conversion Rate." No fractional shares of LMG Series A Common Stock or scrip will be issued upon conversion of the Series H Preferred Stock. A holder otherwise entitled to a fractional share shall receive cash, which may be paid by check, in an amount equal to the same fraction of the last reported sale price of a share of LMG Series A Common Stock on the last full trading day prior to the conversion date. Upon conversion of shares of Series H Preferred Stock, the rights of the holder of the shares so converted, as a holder thereof, will cease.

  To convert a share of Series H Preferred Stock, a holder must surrender the certificate(s) representing the shares to be converted at the office of the Company or any transfer agent for the Series H Preferred Stock, which certificate(s) shall be duly endorsed to the Company or accompanied by duly executed instruments of transfer to the Company, with signatures guaranteed (such endorsements or instruments of transfer to be in form satisfactory to the Company), together with a written notice to the Company at such office of the election to convert the same, specifying the number of shares to be converted and the name(s) (with addresses) in which the certificate(s) for shares of LMG Series A Common Stock are to be issued. If any transfer is involved in the issuance or delivery of any certificate(s) for shares of LMG Series A Common Stock in a name other than that of the registered holder of the shares of Series H Preferred Stock surrendered for conversion, such holder shall also deliver to the Company a sum sufficient to pay all transfer or similar taxes (or evidence satisfactory to the Company of payment thereof). The date on which the foregoing requirements are satisfied is the conversion date.

  The Conversion Rate of the Series H Preferred Stock is subject to adjustment upon the occurrence of certain events, including (i) the payment of a dividend or the making of a distribution in shares of LMG Series A Common Stock to holders of LMG Series A Common Stock, (ii) the payment of a dividend or the making of a distribution to holders of LMG Series A Common Stock payable in shares of the Company's capital stock (other than LMG Series A Common Stock or rights, warrants or options for its capital stock), (iii) the subdivision of the outstanding shares of LMG Series A Common Stock into a greater number of shares, (iv) the combination of the outstanding shares of LMG Series A Common Stock into a smaller number of shares, (v) the issuance by reclassification of the shares of LMG Series A Common Stock of any shares of the Company's capital stock (other than rights, warrants or options for its capital stock), (vi) the distribution to all holders of LMG Series A Common Stock of rights, warrants or options entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such distribution) to purchase shares of LMG Series A Common Stock or securities convertible into LMG Series A Common Stock (other than the LMG Series B Common Stock) at a price per share (or, in the case of such convertible securities, having a conversion price per share after adding thereto an allocable portion of the exercise price of the right, warrant or option to purchase such convertible securities) less than the Current Market Price on the Determination Date (each as defined in the Certificate of Designations) per share of LMG Series A Common Stock, (vii) the distribution to all holders of LMG Series A Common Stock of assets or debt securities or rights, warrants or options to purchase securities (excluding cash dividends or distributions other than any Extraordinary Cash Dividend (as defined in the Certificate of Designations) and excluding dividends and distributions referred to in the preceding clauses of this sentence), and (viii) certain mergers, consolidations, sales of assets or binding share exchanges. In the case of any such dividend or distribution on the LMG Series A Common Stock of shares of capital stock, subdivision, combination or reclassification (other than a dividend, distribution or reclassification in which the Series H Preferred Stock becomes convertible into shares of more than one class or series of the Company's capital stock, any of which is Redeemable Capital Stock, if the Company elects to treat such dividend, distribution or reclassification as a distribution of assets by the Company), the holder of each outstanding share of Series H Preferred Stock will have the right to convert such share of Series H Preferred Stock into the kind and amount of securities which such holder would have owned immediately after such event if such share of Series H Preferred Stock had been converted immediately before the record date for or effective date of, as the case may be, such event. In the case of any such merger, consolidation, binding share exchange or sale of assets, the holder of each outstanding share of Series H Preferred Stock will have the right to convert such share of Series H Preferred Stock into the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of LMG Series A Common Stock into which such share of Series H Preferred Stock could have been converted immediately before the effective date of such transaction (assuming, if applicable, such holder failed to exercise any rights of election and received, per share of LMG Series A Common Stock, the kind and amount of securities, cash or other assets received per share by a plurality of the non-electing shares of the LMG Series A Common Stock). In the case of any such issuance of rights, warrants or options which expire within 45 days after the record date for the determination of stockholders entitled to receive the rights, warrants or options, or any such distribution of assets, debt securities or certain rights, warrants or options to purchase securities (or, in the case of any dividend, distribution or reclassification in which the Series H Preferred Stock becomes convertible into shares of more than one class or series of the Company's capital stock, any of which is Redeemable Capital Stock, if the Company elects to treat such dividend, distribution or reclassification as a distribution of assets by the Company), the Conversion Rate will be adjusted pursuant to formulas contained in the Certificate of Designations. In certain cases of distributions of assets, debt securities or certain rights, warrants or options to purchase securities to holders of LMG Series A Common Stock, rather than being entitled to an adjustment in the Conversion Rate, the holder of a share of Series H Preferred Stock upon conversion thereof will be entitled to receive, in addition to the shares of LMG Series A Common Stock into which such share of Series H Preferred Stock is convertible, the kind and amount of assets, debt securities, rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such share of Series H Preferred Stock immediately prior to the record date for determining the holders of LMG Series A Common Stock entitled to receive the distribution.

  Subject to the provisions described in the immediately following paragraph, if (i) the Company redeems all the outstanding shares of LMG Series A Common Stock in accordance with the terms thereof, or (ii) the holders of Series H Preferred Stock would be entitled to receive upon conversion thereof any other Redeemable Capital Stock, and such Redeemable Capital Stock is redeemed, exchanged or otherwise acquired in full, then, from and after either such event (a "Redemption Event"), the holders of Series H Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares of Series H Preferred Stock, in lieu of shares of LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be, the kind and amount of securities, cash or other assets receivable upon such Redemption Event by a holder of the number of shares of LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be, into which such shares of Series H Preferred Stock could have been converted immediately prior to the effectiveness of such Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of LMG Series A Common Stock or per share of such Redeemable Capital Stock, as the case may be, the kind and amount of securities, cash or other assets received per share by the holders of a plurality of the non-electing shares thereof) and, thereafter, the holders of the Series H Preferred Stock shall have no other conversion rights with respect to the LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be.

  Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of any shares of Series H Preferred Stock that are not exchanged as described in the second sentence of this paragraph shall not have any conversion rights with respect to the LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be, after the Redemption Event relating thereto, if (i) the redemption price for the shares of LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be, is paid in whole or in part in securities ("Redemption Securities") of an issuer other than the Company (the "Other Issuer") and (ii) in connection with such Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the Certificate of Designations. Generally, the Mirror Preferred Stock Condition shall be satisfied if the Company makes appropriate provisions so that holders of Series H Preferred Stock shall have the right, exercisable on the effective date of the Redemption Event to exchange their shares of Series H Preferred Stock for (A) if the Series H Preferred Stock is not then convertible into any security, cash or assets other than the stock that is the subject of the Redemption Event (i.e., LMG Series A Common Stock or such Redeemable Capital Stock, as the case may be), convertible preferred stock of the Other

Issuer having a liquidation preference equal to the liquidation preference of the Series H Preferred Stock to be so exchanged, as in effect on the effective date of the Redemption Event, or (B) if the Series H Preferred Stock is then convertible into any security, cash or assets in addition to the stock that is the subject of the Redemption Event (any such additional securities, cash or assets, collectively, the "Additional Conversion Property"), convertible preferred stock of the Company and convertible preferred stock of the Other Issuer having an aggregate liquidation preference equal to the liquidation preference of the Series H Preferred Stock to be so exchanged, as in effect on the effective date of the Redemption Event; provided, however, that in either case, the convertible preferred stock into which shares of Series H Preferred Stock may be exchanged shall otherwise have terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Series H Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series H Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the Other Issuer will be convertible into the kind and amount of Redemption Securities, cash and other assets that the holders of shares of Series H Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Redemption Event had such shares of Series H Preferred Stock been converted in full prior to the Redemption Event, and (y) any convertible preferred stock of the Company will be convertible into the Additional Conversion Property, and will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the LMG Series A Common Stock or Redeemable Capital Stock, as the case may be, subject to the Redemption Event. The Mirror Preferred Stock Condition shall be deemed to have been satisfied in connection with any Redemption Event only if the Board of Directors determines (i) that receipt of such convertible preferred stock of the Company and/or the Other Issuer in exchange for Series H Preferred Stock in connection with such Redemption Event would not result in the recognition of gain or loss by the holders of such Series H Preferred Stock for United States federal income tax purposes; (ii) that an adjustment made in the Conversion Rate of the Series H Preferred Stock with respect to such Redemption Event, as described in the immediately preceding paragraph, would result in the recognition of gain or loss by the holders of Series H Preferred Stock for United States federal income tax purposes; or (iii) that receipt of Redemption Securities in redemption of the LMG Series A Common Stock or Redeemable Capital Stock to be redeemed in such Redemption Event would result in the recognition of gain or loss by the holders of such LMG Series A Common Stock or Redeemable Capital Stock, as the case may be.

  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate; but any such adjustment which is not made shall be carried forward and taken into account in any subsequent adjustment. No adjustment to the Conversion Rate need be made if the holders of Series H Preferred Stock may participate in the transaction or in certain other cases.

  For so long as any dividends are in arrears on the Series H Preferred Stock or any class or series of Preferred Stock ranking on a parity with the Series H Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the Series H Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Series H Preferred Stock and such parity stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither the Company nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of Series H Preferred Stock, any parity stock or any class or series of its capital stock ranking junior to the Series H Preferred Stock, or set aside any money or assets for such purpose, unless all of the then outstanding shares of Series H Preferred Stock and such parity stock and any other parity stock that by its terms is required to be redeemed under such circumstances are redeemed. For so long as any dividends are in arrears on the Series H Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series H Preferred Stock have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the Series H Preferred Stock. If the Company fails to redeem shares of Series H Preferred Stock on a date fixed for redemption, and until such shares are redeemed in full, the Company may not redeem any junior stock or, except for contemporaneous pro rata redemptions, any parity stock, declare or pay any dividend on or make any distribution with respect to any junior stock or, except as provided above, parity stock, or set aside money or assets for such purpose and neither the Company nor any subsidiary thereof may purchase or otherwise acquire any Series H Preferred Stock, parity stock or junior stock or set aside any money or assets for any such purpose. The failure of the Company to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of Series H Preferred Stock will not prevent (i) the payment of dividends on junior stock solely in shares of junior stock or the redemption, purchase or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase, or other acquisition of Series H Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock; or (iii) the purchase or acquisition of shares of Series H Preferred Stock pursuant to a purchase or exchange offer made to all holders of outstanding shares of Series H Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical for all shares of Series H Preferred Stock and all accrued dividends on such shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Series H Preferred Stock and for no other purpose.

  The Series H Preferred Stock has no voting rights, except (i) as required by the DGCL, and (ii) that the holders of Liberty Media Group Preferred Stock have the right to vote with the TCI Group Common Stock, the Liberty Media Group Common Stock, the Class B Preferred Stock and any other class or series of Preferred Stock entitled to vote in any general election of directors, on the basis of one vote per share, in any general election of directors of the Company. The number of authorized shares of Series H Preferred Stock may be increased or decreased (but not below the number of shares of Series H Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3% of the then outstanding Voting Securities (as defined in the Charter) voting together as a single class.

                       DESCRIPTION OF DEPOSITARY SHARES

  If so indicated in the applicable Prospectus Supplement, shares of a particular series of Series Preferred Stock constituting Offered Securities will be represented by Depositary Receipts (as defined below) evidencing Depositary Shares each equivalent to a specified fractional interest in a share of such series of Series Preferred Stock. The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to such series of Series Preferred Stock, forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

GENERAL

  The Company may, at its option, elect to offer interests in fractions of shares of a series of Series Preferred Stock in lieu of shares of such series of Series Preferred Stock. In such event, the Company will provide for the issuance by a Depositary of receipts ("Depositary Receipts") for Depositary Shares, each of which will represent an interest in a fraction (to be set forth in the related Prospectus Supplement) of a share of a particular series of the Series Preferred Stock as described below.

  The shares of any series of Series Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Series Preferred Stock represented by Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of a series of Series Preferred Stock underlying such Depositary Share, to all the rights and preferences of the series of Series Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion, and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

  Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions in respect of shares of a series of Series Preferred Stock to the record holders of Depositary Shares in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders.

  In the event of a distribution other than cash in respect of shares of a series of Series Preferred Stock, the Depositary will distribute property received by it to the record holders of Depositary Shares in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

  The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Depositary on account of taxes.

REDEMPTION OF DEPOSITARY SHARES

  If a series of Series Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Series Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Series Preferred Stock. Whenever the Company redeems shares of a series of Series Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of such series of Series Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary to be equitable.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

RECORD DATE

  Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences, or privileges shall be offered with respect to the shares of a series of Series Preferred Stock underlying the Depositary Shares, or (ii) the Depositary shall receive notice of any meeting at which holders of shares of such series of Series Preferred Stock are entitled to vote or of which holders of shares of such series of Series Preferred Stock are entitled to notice, or of any election on the part of the Company to call for redemption any shares of such series of Series Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date for the shares of such series of Series Preferred Stock) for the determination of the holders of Depositary Shares (x) who shall be entitled to receive such dividend, distribution, rights, preferences, or privileges, (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting, or (z) who shall be subject to such redemption, subject to the provisions of the Deposit Agreement.

VOTING

  Upon receipt of notice of any meeting at which holders of shares of a series of Series Preferred Stock underlying the Depositary Shares are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of Depositary Shares relating to such series of Series Preferred Stock. Each record holder of Depositary Shares on the record date (which will be the same date as the record date for the underlying series of Series Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Series Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of the series of Series Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company has agreed to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so.

  The Depositary will abstain from voting shares of a series of Series Preferred Stock to the extent it does not receive specific written voting instructions from the holders of Depositary Shares representing such series of Series Preferred Stock.

WITHDRAWAL OF UNDERLYING PREFERRED STOCK

  Unless otherwise indicated in the applicable Prospectus Supplement, upon surrender of Depositary Receipts at the Corporate Office (as defined in the Deposit Agreement) of the Depositary, the owner of the Depositary Shares evidenced thereby will be entitled to delivery at such office of certificates evidencing the number of shares of the series of Series Preferred Stock (but only in whole shares of such series of Series Preferred Stock) represented by such Depositary Receipts. If the Depositary Receipts delivered by a holder evidence a number of
Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the series of Series Preferred Stock to be withdrawn, the Depositary will at the same time deliver to such holder a new Depositary Receipt or Receipts evidencing such excess number of Depositary Shares.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

  The form of Depositary Receipts and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that imposes any fees, taxes, or other charges payable by holders of Depositary Shares (other than taxes and other governmental charges, fees, and other expenses payable by such holders as stated under "Charges of Depositary"), or that otherwise prejudices any substantial existing right of holders of Depositary Shares, will not take effect as to outstanding Depositary Shares until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Shares. Every holder of Depositary Shares at the time any such amendment becomes effective shall be deemed to consent and agree to such amendment and to be bound by the Deposit Agreement, as so amended.

  Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement after mailing notice of such termination to the record holders of all Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Depositary

Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Shares remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Shares, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Depositary will continue to collect dividends on the series of Series Preferred Stock underlying such Depositary Shares and any other distributions with respect thereto. At any time after the expiration of two years from the date of termination, the Depositary may sell shares of the series of Series Preferred Stock then held by it at public or private sale, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest hereon, for the pro rata benefit of the holders of Depositary Shares. The Company does not presently intend to terminate any Deposit Agreement or to permit the resignation of any Depositary without appointing a successor depositary.

CHARGES OF DEPOSITARY

  The Company will pay all charges of the Depositary, including charges in connection with the initial deposit of shares of any series of Series Preferred Stock, the initial execution and delivery of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which such series of Series Preferred Stock is entitled to vote, withdrawals of shares of such series of Series Preferred Stock, or redemption or conversion of shares of such series of Series Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts.

MISCELLANEOUS

  The Depositary will make available for inspection by holders of Depositary Receipts at its Corporate Office any reports and communications from the Company that are delivered to the Depositary and made generally available to the holders of shares of the series of Series Preferred stock underlying the Depositary Shares.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control from or in performing its obligations under the Deposit Agreement.

                        DESCRIPTION OF DEBT SECURITIES

  The Company may offer Debt Securities consisting of Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities, any of which Debt Securities may be issued as Convertible Debt Securities, or any combination of the foregoing. The Debt Securities will represent unsecured general obligations of the Company. The Senior Debt Securities will be senior to all subordinated indebtedness of the Company, and pari passu (equally and ratably) with other unsecured, unsubordinated indebtedness of the Company. The Senior Subordinated Debt Securities will be subordinate in right of payment to certain other debt obligations of the Company, pari passu with certain other senior subordinated indebtedness of the Company and senior to certain other subordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinate in right of payment to certain other debt obligations of the Company and pari passu with certain other subordinated indebtedness of the Company. At September 30, 1995, the Company had no Debt (as defined under "Senior Debt Securities--Definitions") (excluding indebtedness to subsidiaries). The Company is a holding company and substantially all of the consolidated liabilities of the Company have been incurred by its subsidiaries. At September 30, 1995, the Company's subsidiaries had total Debt of approximately $12.9 billion (including guarantees of indebtedness of others and the unaccreted portion of indebtedness issued at a discount, but excluding indebtedness owed to the Company). At that date, the Company's subsidiaries also had an aggregate of approximately $2.8 billion in undrawn lines of credit (excluding amounts related to lines of credit which provide availability to support commercial paper). The Debt Securities will be effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary. See "Holding Company Structure."

  The Senior Debt Securities will be issued under an Indenture to be executed by the Company and a trustee designated in accordance with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") (the "Senior Indenture"); the Senior Subordinated Debt Securities will be issued under an Indenture to be executed by the Company and a trustee designated in accordance with the Trust Indenture Act (the "Senior Subordinated Indenture"); and the Subordinated Debt Securities will be issued under an Indenture to be executed by the Company and a trustee designated in accordance with the Trust Indenture Act (the "Subordinated Indenture"). In this Prospectus, the Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are sometimes collectively referred to as the Indentures and individually as an Indenture and the Trustee under the Senior Indenture, the Trustee under the Senior Subordinated Indenture and the Trustee under the Subordinated Indenture are sometimes collectively referred to as the Trustees and individually as a Trustee. The terms of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Subordinated Debt Securities include those stated in the respective Indentures and in any supplemental indenture, and those made part of the Indentures by reference to the Trust Indenture Act, as in effect on the date of the Indentures. The Indentures (or form thereof, as the case may be) are filed as exhibits to the Registration Statement. The Debt Securities are subject to all such terms and holders of Debt Securities are referred to the respective Indentures and the Trust Indenture Act for a statement of such terms. See "Additional Information."

  The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures. As used in this section "Description of Debt Securities," unless the context indicates otherwise, the term "Company" means Tele-Communications, Inc. and does not include any of its subsidiaries. All other capitalized terms used in this section and not otherwise defined have the meanings assigned to them in the Indentures. Whenever particular sections or defined terms of each Indenture are referred to, such sections or defined terms are incorporated by reference as part of the statements made, and such statements are qualified in their entirety by such reference.

GENERAL

  The Indentures do not limit the amount of Debt Securities which can be issued thereunder and provide that Debt Securities may be issued in one or more series, in such form, with such terms and up to the aggregate principal amount authorized from time to time by the Company. (Sections 2.01 and 2.02 of the Indentures)

  Reference is made to the Prospectus Supplement for the following terms of the Offered Securities consisting of Debt Securities: (i) the designation (including whether they are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities), aggregate principal amount, authorized denominations and currency or currencies in which principal, premium, if any, and interest on the Offered Securities are payable; (ii) whether the Offered Securities are to be issuable initially in temporary global form and whether any of the Offered Securities are issuable in permanent global form as Global Securities; (iii) whether the Offered Securities are to be issuable as Registered Debt Securities or Bearer Debt Securities or both; (iv) the index or indices used to determine the amount of payments of principal, premium, if any, and interest on the Offered Securities; (v) the percentage of their principal amount at which such Offered Securities will be issued; (vi) the date on which the Offered Securities will mature (which may be fixed or extendible); (vii) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Securities will bear interest and the date from which such interest will accrue; (viii) the times at which any such interest will be payable and with respect to Registered Debt Securities the record date for the interest payable on any interest payment date; (ix) any mandatory or optional sinking fund or analogous provisions; (x) the date or dates, if any, on or after which, or the circumstances under which, and the price or prices (and form or method of payment thereof) at which the Offered Securities may be redeemed, purchased or exchanged at the option of the Company or any holder; (xi) the initial conversion price per share or conversion rate at which Offered Securities that are convertible will be converted into TCI Group Series A Common Stock, any specific terms relating to the adjustment thereof that are in addition to or different from those described herein and the period during which such Offered Securities may be so converted; (xii) if any covenants or Events of Default that are in addition to or different from those described herein; and
(xiii) any other specific terms. Reference is made to the Prospectus Supplement with respect to the designation and qualification of the Trustee under each Indenture.

  If the purchase price of any Offered Securities consisting of Debt Securities is denominated in one or more foreign currencies, foreign currency units or composite currencies, or if the principal, premium, if any, and interest on any such Offered Securities are payable in one or more foreign currencies, foreign currency units or composite currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such Offered Securities and such foreign currency or currencies or foreign currency unit or units or composite currencies will be set forth in the applicable Prospectus Supplement.

  Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount below their principal amount ("original issue discount"). The issue price of Offered Securities that are Original Issue Discount Securities, the amount of the original issue discount with respect thereto, the manner and rate or rates per annum (which may be fixed or variable) at which such original issue discount shall accrue, the yield to maturity represented thereby, the date or dates from or to which or period or periods during which such original issue discount shall accrue, the portion of the principal amount of such Offered Securities that will be payable upon acceleration of the maturity thereof or upon the optional or mandatory redemption, purchase or exchange thereof, and any other specific terms thereof will be described in the Prospectus Supplement relating thereto, together with special federal income tax and other considerations applicable to such Offered Securities.

SENIOR DEBT SECURITIES

  The Senior Indenture contains, among others, the following covenants which will apply to Offered Securities that are Senior Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities:

  Change of Control. With respect to the Senior Debt Securities of any series, if both (i) a Change of Control shall occur at any time after the date on which Senior Debt Securities of such series are first issued and on or prior to the maturity thereof (or during such other period as may be specified for such series in the related Prospectus Supplement) and (ii) on any date which occurs during the period commencing 90 days before and ending 90 days after the date that a public filing has been made with the Commission or other general public disclosure has been made indicating the occurrence of such Change of Control, two or more National Rating Agencies shall downgrade their respective ratings of the Senior Debt Securities from the ratings in effect at the beginning of such 180-day period (each a "Downgrading Agency") (except that if a National Rating Agency shall have downgraded its rating of the Senior Debt Securities during the 90-day period prior to such public disclosure, such National Rating Agency shall not be deemed a Downgrading Agency if it upgrades its rating of the Senior Debt Securities, by the close of business on the date of such public disclosure, to at least the rating it had given to the Senior Debt Securities as of the beginning of such 180-day period) (the occurrence of the conditions specified in both (i) and (ii) above being a "Put Event") (except that a Put Event shall not be deemed to have occurred if there are at least two National Rating Agencies that have ratings of the Senior Debt Securities of such series in effect at the beginning of such 180-day period that are not Downgrading Agencies), then each holder of Senior Debt Securities of such series shall have the right to require the Company to repurchase all or any portion of such holder's Senior Debt Securities of such series at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (or if the Senior Debt Securities of such series are Original Issue Discount Securities, 100% of that portion of the principal amount specified in the terms of that series that would be payable if the maturity thereof were accelerated pursuant to the Senior Indenture), all as provided in, and subject to the terms of, the Senior Indenture, as the Senior Indenture may be supplemented in connection with the issuance of Senior Debt Securities thereunder. Subsequent to the occurrence of a Put Event, the Company will give a notice to each holder of Senior Debt Securities of such series setting forth, among other things, details regarding the right of such holder to require the Company to repurchase such holder's Senior Debt Securities of such series, the purchase date, and the name and address of the Paying Agent (which for this purpose will, in the case of Registered Securities, be the Trustee and, in the case of Bearer Securities, will be a Paying Agent in a place of payment located outside the United States) to which such Senior Debt Securities are to be presented and surrendered. The Company will not be obligated, with respect to the Senior Debt Securities of any series, to purchase such Senior Debt Securities or give notice to the holders thereof with respect to more than one Put Event. (Section 4.02 of the Senior Indenture) The obligation of the Company to purchase Senior Debt Securities put to it pursuant to this covenant will rank senior to its obligations in respect of the Senior Subordinated Debt Securities and the Subordinated Debt Securities. The applicability of this covenant is limited to the circumstances described above and this covenant is not designed to, and may not, provide rights to the holders of Senior Debt Securities in all circumstances in which the market value of the Senior Debt Securities held by them may be adversely affected, whether as the result of the Company's engaging in a highly leveraged transaction or otherwise.

  The Company will comply with any applicable requirements of Rule 14e-1 promulgated under the Exchange Act and any applicable securities laws and regulations in connection with the performance of its obligations under this covenant.

  Limitation on Liens. Subject to certain specified exceptions, as long as any Senior Debt Securities of a series entitled to the benefit of this covenant are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien on Restricted Property to secure the payment of Funded Debt of the Company or any Restricted Subsidiary if immediately after the creation, incurrence or assumption of such Lien, the aggregate outstanding principal amount of all Funded Debt of the Company and the Restricted Subsidiaries that is secured by Liens on Restricted Property would exceed fifteen percent (15%) of the Maximum Funded Debt Amount, unless effective provision is made whereby the Senior Debt Securities (together with, if the Company shall so determine, any other Funded Debt ranking equally with the Senior Debt Securities, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Funded Debt (but only for so long as such Funded Debt is so secured). (Section 4.04 of the Senior Indenture)

  Limitation on Restricted Subsidiary Funded Debt. As long as any Senior Debt Securities of a series entitled to the benefit of this covenant are outstanding, the Company will not permit any Restricted Subsidiary to incur or assume any Funded Debt if immediately after the incurrence or assumption of such Funded Debt, the aggregate outstanding principal amount of all Funded Debt of the Restricted Subsidiaries would exceed fifteen percent (15%) of the Maximum Funded Debt Amount. Notwithstanding the foregoing, any Restricted Subsidiary may incur Funded Debt to extend, renew or replace Funded Debt of such Restricted Subsidiary provided that the principal amount of the Funded Debt so incurred does not exceed the principal amount of the Funded Debt extended, renewed or replaced thereby immediately prior to such extension, renewal or replacement plus any premium, accrued and unpaid interest or capitalized interest payable thereon. (Section 4.05 of the Senior Indenture) The Senior Indenture do not limit the incurrence of Funded Debt, or any other debt, secured or unsecured, by the Company, except as described under "Limitation on Liens," or by any Unrestricted Subsidiary.

  Designation of Restricted Subsidiaries. With respect to the Senior Debt Securities of any series, the Company may designate an Unrestricted Subsidiary as a Restricted Subsidiary or designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time, provided that (1) immediately after giving effect to such designation, the Leverage Ratio of the Restricted Group is not greater than 8.0:1 and the Company and the Restricted Subsidiaries are in compliance with the "Limitation on Liens" and "Limitation on Restricted Subsidiary Funded Debt" covenants, and (2) an Officers' Certificate with respect to such designation is delivered to the Trustee within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Company's fiscal year, within 120 days after the end of such fiscal year), which Officers' Certificate shall state the effective date of such designation. The Company shall make the initial designation of Restricted Subsidiaries with respect to the Senior Debt Securities of any series, and deliver the required Officers' Certificate with respect thereto to the Trustee, on or prior to the date of initial issuance of Senior Debt Securities of such series. (Section 4.03 of the Senior Indenture)

  Definitions. The following are certain of the terms defined in the Senior Indenture (Section 1.01):

  "Change of Control" means the acquisition by any person (other than the Company or any Subsidiary, any employee stock ownership or other employee benefit plan of the Company or of any Subsidiary or any Controlling Person) during any period of twelve (12) consecutive months of beneficial ownership of shares of Common Stock representing in the aggregate thirty percent (30%) or more of the combined voting power of all shares of Common Stock, calculated on a fully diluted basis as of the date immediately prior to the date of such acquisition (or, if there be more than one acquisition during such twelve-month period, the date of the last such acquisition); provided, however, that notwithstanding the foregoing, no Change of Control shall be deemed to have occurred if and for so long as the shares of Common Stock beneficially owned by the Company, the Subsidiaries and the Controlling Persons represent in the aggregate 30% or more of the combined voting power of all shares of Common Stock calculated on a fully diluted basis.

  "Company" means Tele-Communications, Inc., a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of the Indenture and thereafter means the successor.

  "Controlling Person" means each of (1) the Chairman of the Board of the Company as of the date of the Indenture, (2) the Company of the Company as of the date of the Indenture, (3) each of the directors of the Company as of the date of the Senior Indenture, (4) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (3) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs, (5) Kearns-Tribune Corporation, a Delaware corporation, or any successor thereto by merger or consolidation and (6) the trustee under the Company's Employee Stock Purchase Plan or any successor plan or any other employee stock ownership or other employee benefit plan of the Company or of any Subsidiary. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person. The trustee under the Company's Employee Stock Purchase Plan or any successor plan or any other employee stock ownership or other employee benefit plan of the Company or of any Subsidiary shall be deemed to have beneficial ownership of all shares of common stock of the Company held under the plan, whether or not allocated to or vested in participants' accounts.

  "Debt" of any person means:

  (1) any indebtedness of such person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

  (2) any guarantee by such person of any indebtedness of others described in the preceding clause (1); and

  (3) any amendment, extension, renewal or refunding of any such indebtedness or guarantee.

  "Funded Debt" of any person means, as of the date as of which the amount thereof is to be determined, without duplication, all indebtedness of such person for borrowed money and all guaranties by such person of any indebtedness of others for borrowed money, which by its terms has a final maturity, duration or payment date more than one year from the date of determination thereof (including, without limitation, any balance of such indebtedness which was Funded Debt at the time of its creation maturing within one year from such date of determination) or which has a final maturity, duration or payment date within one year from such date of determination but which by its terms may be renewed or extended at the option of such person for more than one year from such date of determination, whether or not theretofore renewed or extended. When used with respect to the Company or any Restricted Subsidiary, the term "Funded Debt" excludes (1) any indebtedness of the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary, (2) any guarantee by the Company or any Restricted Subsidiary of indebtedness of the Company or another Restricted Subsidiary, provided that such guarantee is not secured by a Lien on Restricted Property, and (3) with respect to any series of Senior Debt Securities, any indebtedness of the Company or any Restricted Subsidiary to any Unrestricted Subsidiary which indebtedness is subordinated in right of payment to the prior payment in full of the outstanding Senior Debt Securities of such series on terms no less favorable to the holders of such Senior Debt Securities than those contained in Article Ten of the subordinated Indenture pursuant to which Subordinated Debt Securities issued by the Company are subordinated to all Senior Debt of the Company (as defined therein), without giving effect to any amendment, modification or supplement to, or discharge of, the Subordinated Indenture after the date of the Senior Indenture, and which indebtedness is not secured by a Lien on Restricted Property. For purposes of determining the outstanding principal amount of Funded Debt at any date, the amount of indebtedness issued at a price less than the principal amount thereof shall be equal to the amount of the liability in respect thereof at such date determined in accordance with generally accepted accounting principles.

  "Leverage Ratio" with respect to the Restricted Group means, as of the date of and after giving effect to any designation of an Unrestricted Subsidiary as a Restricted Subsidiary and/or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, in each case in accordance with the "Designation of Restricted Subsidiaries" covenant, the ratio of (1) the aggregate outstanding principal amount of all Funded Debt of the Restricted Group as of such date to (2) the product of four times the restricted Group Cash Flow for the most recent full fiscal quarter for which financial information is available on such date.

  "Lien" means any mortgage, pledge, lien, security interest, or other similar encumbrance.

  "Maximum Funded Debt Amount" means, as of any date of determination thereof, that amount which is equal to the product of (i) eight and (ii) the product of
(x) the Restricted Group Cash Flow for the most recent full fiscal quarter for which financial information is available on such date and (y) four.

  "National Rating Agency" means any of the following nationally recognized statistical rating organizations (and, in each case, any successor thereto):
Duff & Phelps Credit Rating Co.; Moody's Investors Service, Inc.; Standard & Poor's Securities, Inc.; and Fitch Investors Service, L.P.

  "Principal Property" means, as of any date of determination, any property or assets owned by any Restricted Subsidiary other than (1) any such property which, in the good faith opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole and (2) any shares of any class of stock or any other security of any Unrestricted Subsidiary.

  "Restricted Group" means, as of any date of determination, the Company and the Restricted Subsidiaries as of such date after giving effect to any designation being made on such date in accordance with the "Designation of Restricted Subsidiaries" covenant.

  "Restricted Group Cash Flow" for any period means the Restricted Group Net Income (as defined below) for such period, plus (A) the sum (without duplication) of the aggregate of each of the following items of the Company and the Restricted Subsidiaries for such period to the extent taken into account as charges to Restricted Group Net Income for such period: (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense and other noncash charges, (iv) extraordinary items and (v) after-tax losses on sales of assets outside of the ordinary course of business not otherwise included in extraordinary items in accordance with generally accepted accounting principles, minus (B) the sum (without duplication) of the aggregate of each of the following items of the Company and the Restricted Subsidiaries for such period to the extent taken into account as credits to Restricted Group Net Income for such period: (i) noncash credits, (ii) extraordinary items, and (iii) after-tax gains on sales of assets outside of the ordinary course of business not otherwise included in extraordinary items in accordance with generally accepted accounting principles.

  For purposes of this definition, (1) "Restricted Group Net Income" for any period means the aggregate of the net income (loss) for such period of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that (i) the net income (loss) of any person accounted for by the equity method of accounting and the net income (loss) of any Unrestricted Subsidiary shall be excluded, except that the net income of any such person or Unrestricted Subsidiary shall be included to the extent of the amount of dividends or distributions paid by such person or Unrestricted Subsidiary to the Company or a Restricted Subsidiary during such period, and
(ii) except as otherwise provided in clause (2) below, the net income (loss) of any other person acquired by the Company or any Restricted Subsidiary in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition shall be excluded; and (2) if the Company or any Restricted subsidiary consummated any acquisition or deposition of assets during the period for which Restricted Group Cash Flow is being calculated, or consummated any acquisition or disposition of assets subsequent to such period and on or prior to the date as of which the Leverage Ratio or Maximum Funded Debt Amount, as applicable, is to be determined, then, in each such case, the restricted Group Cash Flow for such period shall be calculated on a pro forma basis as if such acquisition or disposition had occurred at the beginning of such period.

  "Restricted Property" means, as of any date of determination, any Principal Property and any shares of stock of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary.

  "Restricted Subsidiary" means, as of any date of determination, a corporation a majority of whose voting stock is owned by the Company and/or one or more Restricted Subsidiaries, which corporation has been, or is then being, designated a Restricted Subsidiary in accordance with the "Designation of Restricted Subsidiaries" covenant, unless and until designated an Unrestricted Subsidiary in accordance with such covenant.

  "Subsidiary" means a corporation a majority of whose voting stock is owned by the Company and/or one or more Subsidiaries. Voting stock is capital stock having voting power under ordinary circumstances to elect directors.

  "Unrestricted Subsidiary" means, as of any date of determination, any Subsidiary of the Company that is not a Restricted Subsidiary.

SENIOR SUBORDINATED DEBT SECURITIES

  The following provisions will apply to Offered Securities that are Senior Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities.

  Subordination. The indebtedness evidenced by the Senior Subordinated Debt Securities will be subordinate to the prior payment in full of all Senior Debt as described below. The Indenture does not limit Senior Debt or any other debt, secured or unsecured, of the Company or any subsidiary, except as described under "Limitation on Subordinated Debt Superior to the Senior Subordinated Debt Securities" below. Upon maturity (by acceleration or otherwise) of any Senior Debt, payment in full must be made on such Senior Debt (or duly provided for) before any payment is made on or in respect of the Senior Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Senior Subordinated Debt Securities acquired by the Company before the maturity of such Senior Debt, and payments made through the exchange of other debt obligations of the Company for such Senior Subordinated Debt Securities in accordance with the terms of such Senior Subordinated Debt Securities provided that such Debt obligations are subordinated to Senior Debt at least to the extent that the Senior Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, any Senior Debt, no payment may be made by the Company on, or in respect of, the Senior Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Senior Subordinated Debt Securities acquired by the Company before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Senior Subordinated Debt Securities in accordance with the terms of such Senior Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Senior Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, payment of all amounts due in respect of the Senior Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Debt. Such subordination will not prevent the occurrence of any Event of Default. (Sections 10.01, 10.02, 10.03 and 10.11 of the Indenture) The Indenture for the Senior Debt Securities contains a cross-acceleration provision that would, among other things, permit the acceleration of the maturity of any outstanding Senior Debt Securities in the event that the maturity of any outstanding Senior Subordinated Debt Securities or Subordinated Debt Securities were accelerated. See "Defaults and Remedies" below. The instruments and agreements pursuant to which all or substantially all of the Company's Senior Debt has been incurred also contain cross-default or cross-acceleration provisions.

  Securities Senior to Junior Subordinated Debt. The indebtedness evidenced by the Senior Subordinated Debt Securities will be superior in right of payment to all Junior Subordinated Debt as described below. Upon maturity (by acceleration or otherwise) of the Senior Subordinated Debt Securities of any series, payment in full must be made thereon, or duly provided for, before any payment is made on or in respect of any Junior Subordinated Debt (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in instruments evidencing Junior Subordinated Debt of the same issue acquired before the maturity of the Senior Subordinated Debt Securities of such series, and payments made through the exchange of other debt obligations of the Company for such Junior Subordinated Debt in accordance with the terms of such Junior Subordinated Debt provided that such debt obligations are subordinated to the Senior Subordinated Debt Securities at least to the extent that the Junior Subordinated Debt for which they are exchanged is so subordinated in accordance with the Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, the Senior Subordinated Debt Securities of any series, no payment may be made by the Company on, or in respect of, any Junior Subordinated Debt (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in instruments evidencing Junior Subordinated Debt of the same issue acquired before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Junior Subordinated Debt in accordance with the terms of such Junior Subordinated Debt provided that such debt obligations are subordinated to the Senior Subordinated Debt Securities at least to the extent that the Junior Subordinated Debt for which they are exchanged is so subordinated in accordance with the Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, holders of the Senior Subordinated Debt Securities will be entitled to receive payment in full of all amounts due in respect thereof before the holders of any Junior Subordinated Debt are entitled to receive any payment on account of such Junior Subordinated Debt. (Section 4.05 of the Indenture)

  Limitation on Subordinated Debt Superior to the Senior Subordinated Debt Securities. As long as any Senior Subordinated Debt Securities remain outstanding, the Company may not create or incur any Debt which is subordinate or junior in right of payment to any Senior Debt if such Debt is superior in right of payment to the Senior Subordinated Debt Securities. (Section 4.06 of the Indenture)

  Definitions. The following are certain of the terms defined in the Indenture (Sections 4.06 and 10.01):

  "Junior Subordinated Debt" means the principal of (premium, if any) and interest on Debt of the Company created or incurred after the date of the Indenture which by its terms is subordinate in right of payment to the Senior Subordinated Debt Securities, including any Subordinated Debt Securities issued under the Subordinated Indenture.

  "Senior Debt" means the principal of (premium, if any) and interest on Debt of the Company outstanding at any time other than (i) the Senior Subordinated Debt Securities, (ii) the Company's outstanding 11 1/8% senior subordinated debentures due October 1, 2003, which shall rank pari passu with the Senior Subordinated Debt Securities, (iii) any Subordinated Debt Securities issued under the Subordinated Indenture, and (iv) Debt which by its terms is not superior in right of payment to the Senior Subordinated Debt Securities.

  The definition of "Debt" in the Senior Subordinated Indenture is the same as that in the Senior Indenture.

  Nothing in the Senior Subordinated Indenture affords holders of Senior Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar, transaction involving the Company or in the event of a change of control of the Company.

SUBORDINATED DEBT SECURITIES

  The following provisions will apply to Offered Securities that are Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities:

  Subordination. The indebtedness evidenced by the Subordinated Debt Securities will be subordinate to the prior payment in full of all Senior Debt as described below. The Indenture does not limit Senior Debt or any other debt, secured or unsecured, of the Company or any subsidiary. Upon maturity (by acceleration or otherwise) of any Senior Debt, payment in full must be made on such Senior Debt (or duly provided for) before any payment is made on or in respect of the Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Subordinated Debt Securities acquired by the Company before the maturity of such Senior Debt, and payments made through the exchange of other debt obligations of the Company for such Subordinated Debt Securities in accordance with the terms of such Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, any Senior Debt, no payment may be made by the Company on, or in respect of, the Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Subordinated Debt Securities acquired by the Company before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Subordinated Debt Securities in accordance with the terms of such Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, payment of all amounts due in respect of the Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Debt. Such subordination will not prevent the occurrence of any Event of Default. (Sections 10.01, 10.02, 10.03 and 10.11 of the Indenture) The Indenture for the Senior Debt Securities contains a cross-acceleration provision that would, among other things, permit the acceleration of the maturity of any outstanding Senior Debt Securities in the event that the maturity of any outstanding Senior Subordinated Debt Securities or Subordinated Debt Securities were accelerated. See "Defaults and Remedies" below. The instruments and agreements pursuant to which all or substantially all of the Company's Senior Debt has been incurred also contain cross-default or cross-acceleration provisions.

  "Senior Debt" means the principal of (premium, if any) and interest on Debt of the Company outstanding at any time other than (i) the Subordinated Debt Securities, and (ii) Debt which by its terms is not superior in right of payment to the Subordinated Debt Securities. The definition of "Debt" in the Subordinated Indenture is the same as that in the Senior Indenture.

  Nothing in the Subordinated Indenture affords holders of Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company or in the event of a change of control of the Company.

CONVERTIBLE DEBT SECURITIES

  In addition to the provisions described under the applicable of "Senior Debt Securities", "Senior Subordinated Debt Securities" or "Subordinated Debt Securities" above, the following provisions will apply to Offered Securities that are convertible Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities:

  For purposes of the conversion provisions of each Indenture, "Company Stock" means the TCI Group Series A Common Stock and any other capital stock into which TCI Group Series A Common Stock may be changed after the date of such Indenture. (Section 1.01 of the Indentures)

  Conversion. The holder of any convertible Debt Security will have the right, exercisable at any time up to and including the maturity date thereof (or such shorter period as may be specified for any series of convertible Debt Securities in the Prospectus Supplement relating thereto), unless previously redeemed or otherwise purchased, to convert such Debt Security at the principal amount thereof (or, if such Debt Security is an Original Issue Discount Security, such portion of the principal amount thereof as is specified in the terms of such Debt Security) into shares of Company Stock at the conversion price or conversion rate set forth in the Prospectus Supplement, subject to adjustment as described below. The holder of a convertible Debt Security may convert a portion thereof if the portion to be converted and the remaining portion of such Debt Security are in denominations issuable for that series of Debt Securities. (Section 10.01 of the Senior Indenture and Section 11.01 of the Senior Subordinated and Subordinated Indentures) In the case of Debt Securities called for redemption, conversion rights will expire at the close of business on such day on or prior to the redemption date as may be specified in the Prospectus Supplement.

  The conversion price or conversion rate of the convertible Debt Securities, or the securities or other property to be received on conversion, is subject to adjustment upon the occurrence of certain events, including (i) the payment of a dividend or the making of a distribution in shares of Company Stock to holders of Company Stock or the payment of a dividend or the making of a distribution to holders of Company Stock payable in shares of the Company's capital stock other than Company Stock; (ii) the subdivision, combination or reclassification of outstanding shares of Company Stock; (iii) the issuance to all holders of Company Stock of rights or warrants entitling them (for a period not exceeding 45 days or such other period as may be specified in the Prospectus Supplement) to purchase shares of Company Stock (or, unless otherwise provided in the Prospectus Supplement, securities (other than the convertible Debt Securities and shares of TCI Group Series B Common Stock) convertible into Company Stock) at a price per share (or, in the case of such convertible securities, having a conversion price per share after adding thereto an allocable portion of the exercise price of the right or warrant to purchase such convertible securities) less than the Average Market Price on the Determination Date (each as defined in the Indentures) per share of such Company Stock; (iv) the distribution to all holders of Company Stock of evidences of indebtedness or assets (excluding cash dividends or distributions unless otherwise provided in the Prospectus Supplement) or certain rights or warrants (other than those referred to above); and (v) certain mergers, consolidations or sales of assets. In the case of any such dividend or distribution on the Company Stock of shares of capital stock, subdivision, combination or reclassification, the holder of each outstanding convertible Debt Security will have the right to convert such Debt Security into the kind and amount of securities which he would have owned immediately after such event if he had converted such Debt Security immediately before the record date for or effective date of, as the case may be, such event. In the case of any such merger, consolidation or sale of assets, the holder of each outstanding convertible Debt Security will have the right to convert such Debt Security into the kind and amount of securities, cash or other assets receivable upon such merger, consolidation or sale by a holder of the number of shares of Company Stock into which such Debt Security could have been converted immediately before the effective date of such transaction (assuming such holder of Company Stock failed to exercise any rights of election and received per share of Parent Stock the kind and amount of securities, cash or other assets received per share by a plurality of the non-electing shares.) In the case of any such issuance of rights or warrants which expire within 45 days (or such other period as may be specified in the Prospectus Supplement) after the record date for the determination of stockholders entitled to receive the rights or warrants, or any such distribution of evidences of indebtedness or assets or other rights or warrants, the conversion price or conversion rate will be adjusted pursuant to formulas contained in the Indentures. However, no adjustment to the conversion price or conversion rate need be made if the holders may participate in the transaction or in certain other cases.

  In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the conversion price or increases in the conversion rate as it considers to be advisable. Unless otherwise provided in the Prospectus Supplement, the Company is not required to make adjustments in the conversion price or conversion rate of less than 1% of the initial conversion price or conversion rate, as the case may be, but any adjustment that would otherwise be required to be made will be taken into account in the computation of any subsequent adjustment. No adjustment is required in respect of the issuance of Company Stock under any dividend or interest reinvestment plan of the Company. Fractional shares of Company Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment. No payment or adjustment will be made upon any conversion on account of any interest (or, in the case of Original Issue Discount Securities, original issue discount) accrued on the convertible Debt Securities surrendered for conversion or on account of any dividends on the Company Stock issued upon conversion. Convertible Debt Securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except convertible Debt Securities called for redemption on a redemption date during such period) may be required to be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive. (Article Ten of the Senior Indenture and Article Eleven of the Senior Subordinated and Subordinated Indentures)

DENOMINATION AND FORM

  Unless otherwise indicated in the Prospectus Supplement, the Offered Securities will be Registered Debt Securities denominated in U.S. Dollars and will be issued only in denominations of $1,000 and integral multiples of $1,000. (Section 2.03 of the Senior Subordinated and Subordinated Indentures and Sections 2.01 and 2.03 of the Senior Indenture) Under the Senior Indenture, Debt Securities of any series may be issuable as Registered Debt Securities, Bearer Debt Securities (with or without coupons attached) or both, and may be issuable in whole or in part in the form of one or more Global Securities. In addition, the Senior Indenture provides that Debt Securities may be denominated or payable in one or more foreign currencies, foreign currency units or composite currencies. (Sections 2.01 and 2.02 of the Senior Indenture) Unless otherwise indicated in the applicable Prospectus Supplement, Bearer Debt Securities denominated in U.S. Dollars will be issued only in the denomination of $5,000 with coupons attached. (Sections 2.01 and 2.03 of the Senior Indenture) A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities represented by such Global Security. (Section 2.10 of the Senior Indenture and Section 2.15 of the Senior Subordinated and the Subordinated Indentures) The Prospectus Supplement relating to a series of Debt Securities denominated other than in U.S. Dollars will specify the authorized denominations thereof.

  During the "restricted period," as defined in Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7), no Bearer Debt Security may be offered or sold (or resold in connection with its original issuance) in the United States or its possessions or to a United States person (subject to certain exceptions). Further, no Bearer Debt Security may be mailed or otherwise delivered to any location in the United States or its possessions in connection with a sale that occurred during the restricted period. Offered Securities that are Bearer Debt Securities will be subject to certification requirements as to the ownership of such Bearer Debt Security (including beneficial interests in a Global Security representing such Bearer Debt Security) which will be described in the applicable Prospectus Supplement. See "Limitations on Issuance of Bearer Debt Securities."

REGISTRAR, PAYING AGENT, CONVERSION AGENT

  The Company will maintain an office or agency where Registered Debt Securities of each series may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Debt Securities of each series may be presented for payment ("Paying Agent") and an office or agency where Debt Securities of each series that is convertible may be presented for conversion ("Conversion Agent"). The Company may have one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents with respect to any series of Debt Securities and the Company or any of its subsidiaries may act as Paying Agent, Registrar or co-Registrar or Conversion Agent. Unless otherwise indicated in an applicable Prospectus Supplement, each Trustee will initially act as Paying Agent and Registrar for each series of Debt Securities issued under its respective Indenture and as Conversion Agent for any series that is convertible. The Company may change any Paying Agent, Registrar or co-Registrar or Conversion Agent at any time without notice to the holders of Debt Securities, except as described below with respect to Debt Securities issued under the Senior Indenture. The Company will promptly notify the Trustee of the name and address of any such Agent. (Section 2.05 of the Indentures)

  The Senior Indenture also provides that if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will maintain (i) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Debt Securities of that series may be presented or surrendered for payment and for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where Bearer Debt Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described under "Payment" below, and (ii) subject to any laws or regulations applicable thereto, in a place of payment for Debt Securities of that series located outside the United States, an office or agency where any Registered Debt Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where Debt Securities of that series and any related coupons may be presented and surrendered for payment, provided that if the Debt Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debt Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of that series are listed on such exchange. Any Paying Agents outside the United States initially designated by the Company for the Offered Securities will be named in the applicable Prospectus Supplement. The Company will promptly notify the Trustee and the holders of Debt Securities of a series of the location and any change in the location of any office or agency which it is required to maintain for the Debt Securities of such series. (Section 4.01 of the Senior Indenture)

TRANSFER AND EXCHANGE

  Registered Debt Securities of any series (other than a Global Security, except as provided under "Global Securities") will be exchangeable at the option of the holder for other Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 2.08 of the Indenture) In addition, if Debt Securities of any series issued under the Senior Indenture are issuable as both Registered Debt Securities and Bearer Debt Securities, then, if so provided with respect to the Debt Securities of such series, at the option of the holder and subject to the terms of such Indenture, Bearer Debt Securities (with, except as provided below, all related unmatured coupons and all related matured coupons in default) of such series will be exchangeable for Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a regular record date or, in certain circumstances, a special record date, for an interest payment and the relevant interest payment date shall be surrendered without the coupon relating to such interest payment date attached and interest will not be payable on such interest payment date in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon in accordance with the terms of the Senior Indenture. Unless otherwise specified in the applicable Prospectus Supplement, Bearer Debt Securities will not be issued in exchange for Registered Debt Securities. (Section 2.08 of the Senior Indenture)

  Debt Securities of any series may be surrendered for exchange as provided above, and Registered Debt Securities of any series (other than a Global Security, except as provided under "Global Securities") may be surrendered for registration of transfer, at the office or agency designated by the Company for such purpose with respect to such series of Debt Securities. Bearer Debt Securities will be transferable by delivery. (Section 2.14 of the Senior Indenture) Every Registered Debt Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed or accompanied by appropriate transfer documents duly executed. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any taxes and other governmental charges that may be imposed in relation thereto. (Section 2.08 of the Indentures)

  The Company and the Registrar need not transfer or exchange any Debt Securities selected for redemption or purchase (except, in the case of Debt Securities to be redeemed or purchased in part, the portion thereof not to be redeemed or purchased) or any Debt Securities in respect of which a notice requiring the purchase or redemption thereof by the Company at the option of the holder thereof has been given and not withdrawn by such holder in accordance with the terms of such Debt Securities (as described, if applicable, in the Prospectus Supplement) (except, in the case of Debt Securities to be so purchased or redeemed in part, the portion thereof not to be so purchased or redeemed). (Section 2.08 of the Indentures) A Bearer Debt Security so selected for redemption or purchase or in respect of which a notice requiring the redemption or purchase thereof by the Company at the option of the holder thereof has been given and not so withdrawn may however, if so provided with respect to the Debt Securities of such series, be exchanged for a Registered Debt Security of that series and like tenor, provided that such Registered Debt Security is simultaneously surrendered for redemption or purchase, as the case may be. (Section 2.08 of the Senior Indenture)

  The Senior Subordinated Indenture and the Subordinated Indenture also provide that the Registrar need not transfer or exchange any Debt Securities of a particular series during a period of 15 days before a selection of Debt Securities of such series to be redeemed. (Section 2.08 of the Senior Subordinated and the Subordinated Indentures) The Senior Indenture provides that the Company shall not be required to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (i) if Debt Securities of that series are issuable only as Registered Debt Securities, the date of the mailing of the relevant notice of redemption, and (ii) if Debt Securities of that series are issuable as Bearer Debt Securities, the date of the first publication of the relevant notice of redemption or, if Debt Securities of that series are also issuable as Registered Debt Securities and there is no publication, the mailing of the relevant notice of redemption. (Section 2.08 of the Senior Indenture)

  Prior to due presentment of a Registered Debt Security for registration to transfer, the person in whose name such Registered Debt Security is registered may be treated as the owner of it for all purposes. (Section 2.14 of the Indentures) The bearer of any Bearer Debt Security and the bearer of any coupon appertaining thereto may be treated as the owner of such Bearer Debt Security or coupon for all purposes. (Section 2.14 of the Senior Indenture)

GLOBAL SECURITIES

  The Indentures provide that the Debt Securities of any series thereunder may be issued in whole or in part in the form of one or more Global Securities, which Global Securities may be issued in registered form (or, in the case of Senior Debt Securities, bearer form) and in either temporary or permanent form. (Sections 2.10 and 2.11 of the Senior Indenture and Sections 2.11 and
2.15 of the Senior Subordinated and Subordinated Indentures) Each Global Security will be deposited with and, if it is issued in registered form, will be registered in the name of the depositary (or a nominee of the depositary) identified in the applicable Prospectus Supplement. (Section 2.10 of the Senior Indenture and Section 2.15 of the Senior Subordinated and Subordinated Indentures) So long as the depositary for a Global Security in registered form, or its nominee, is the registered owner of the Global Security, the depositary or its nominee, as the case may be, will be considered the sole owner of the Debt Securities represented by such Global Security for all purposes under the Indenture. (Section 2.14 of the Indentures) Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor. (Section 2.08 of the Indentures) Unless otherwise specified in the applicable Prospectus Supplement, if the depositary with respect to any Global Security is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days of such time, or if the Company, in its sole discretion, at any time determines that any series of Debt Securities issued or issuable in the form of a Global Security shall no longer be represented by such Global Security, then in either such event the Global Security shall be exchanged for Debt Securities in definitive form pursuant to the applicable Indenture. Further, if so specified by the Company with respect to the Debt Securities of a series and described in the applicable Prospectus Supplement, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities in authorized denominations and of like tenor of the series represented by such Global Security, equal in principal amount to such beneficial interest, and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Debt Securities). (Section 2.08 of the Indentures) See, however, "Limitations on Issuance of Bearer Debt Securities" below for a discussion of certain restrictions on the delivery of a Bearer Debt Security in definitive form in exchange for an interest in a Global Security. Except as described above, unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

  Any specific terms of the depositary arrangement with respect to a series of Debt Securities or any part thereof will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Global Security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to beneficial interests of participants in the depositary), or by participants in the depositary or persons that may hold interest through such participants (with respect to beneficial interests of persons other than participants in the depositary). Ownership of beneficial interests in a Global Security will be limited to participants or persons that hold interests through participants.

  Subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities" below, payments of the principal of and any premium and interest on Debt Securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Global Security for such debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.14 of the Indentures)

  The Company expects that the depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. With respect to a Global Security that represents in whole or in part Debt Securities of a series that are issuable as Bearer Debt Securities, receipt by owners of beneficial interests in such Global Security of payments in respect of such Global Security will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities" below.

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

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

  In compliance with United States federal tax laws and regulations, Bearer Debt Securities (including beneficial interests in a Global Security that represents Bearer Debt Securities) may not be offered or sold (or resold in connection with their original issuance) during the "restricted period," as defined in Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), in the United States or its possessions or to United States persons (each as defined below) other than to (i) a Qualifying Foreign Branch of a United States Financial Institution (as defined below), (ii) a United States person who acquires and holds the obligation through the Qualifying Foreign Branch of a United States Financial Institution, (iii) a United States office of an "exempt distributor," as defined in Treasury Regulation Section 1.163-5(c)(2)(i)(D)(5), (iv) the United States office of an international organization, as defined in Section 7701(a)(18) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, or (v) the United States office of a foreign central bank, as defined in Section 895 of the code and the regulations thereunder. In addition, Bearer Debt Securities may not be delivered within the United States or its possessions in connection with a sale that occurred during the restricted period. Any underwriters, agents and dealers participating in the offering of Offered Securities must agree that they will not offer any Bearer Debt Securities for sale or resale in the United States or its possessions or the United States persons (other than a person specified in clause (i), (ii), (iii), (iv) or (v) above) or deliver Bearer Debt Securities within the United States or its possessions. The term "Qualifying Foreign Branch of a United States Financial Institution" means a branch located outside the United States of a United States financial institution (as defined in Treasury Regulation Section 1.165-12(c)(1)(v)) that provides a certificate within a reasonable time (or a blanket certificate in the year the Debt Security is issued or either of the preceding two calendar years) stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder. The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof and an estate or trust the income of which is subject to United States federal income taxation regardless of its source; the term "United States" means the United States of America (including the States and the District of Columbia), and the term "possessions" includes, but is not limited to, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

  United States federal tax laws and regulations also require that the owner of an obligation issuable in bearer form or the financial institution (as defined in the preceding paragraph) or clearing organization through which the owner directly or indirectly holds such obligation must provide the issuer of the obligation with a certificate on the earlier of the date of the first actual payment of interest on the obligation or the date of delivery by the issuer of the obligation in definitive form stating that on such date the obligation is owned by (a) a person that is not a United States person, (b) a person described in clause (i) or (ii) of the preceding paragraph, or (c) a financial institution for purposes of resale during the restricted period, but not for resale directly or indirectly to a United States person or to a person within the United States or its possessions. A certificate described in clause
(a) or (b) above may not be given with respect to an obligation that is owned by a financial institution for purposes of resale during the restricted period. When the required certificate is provided by a clearing organization, the certificate must be based upon statements provided to it by its member organizations. For purposes of the foregoing, a "temporary global security," as defined in Treasury Regulation Section 1.163-5(c)(1)(ii)(B), is not considered to be an obligation in definitive form. In compliance with the foregoing, if the Offered Securities are of a series of Debt Securities issuable as Bearer Debt Securities, the delivery thereof (including delivery in exchange for an interest in a Global Security) and the payment of interest thereon, as applicable, will be subject to the satisfaction of certification requirements that will be specified by the Company in accordance with the Senior Indenture in connection with the establishment of such series and will be described in the applicable Prospectus Supplement. (Sections 2.02 and 2.04 of the Senior Indenture) The Senior Indenture also provides that no Bearer Debt Security (including a Global Security that represents Bearer Debt Securities) will be mailed or otherwise delivered to any location in the United States or its possessions. (Section 2.04 of the Senior Indenture)

  Bearer Debt Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal

Revenue Code." Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Debt Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Debt Securities.

PAYMENT

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Debt Securities (other than a Global Security) will be made, subject to any applicable laws and regulations, at the offices of such paying Agent or paying Agents outside the United States as the Company may designate from time to time, except that, at the option of the Company (or, if so specified in the applicable Prospectus Supplement, at the option of the holder), payment of interest may be made by check (provided the same is not mailed to an address inside the United States) or by wire transfer to an account located outside the United States maintained by the payee. (Sections 2.13 and 4.01 of the Senior Indenture) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Debt Securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. (Section 2.13 of the Senior Indenture) No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Debt Securities denominated and payable in U.S. Dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. Dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 4.01 of the Senior Indenture)

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Debt Securities (other than a Global Security) will be made at the office of such Paying Agent or paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register or, if so specified with respect to the Registered Debt Securities of any series issued under the Senior Indenture, by wire transfer to an account designated by such person. Payment of any installment of interest on Registered Debt Securities will be made to the person in whose name such Registered Debt Security is registered at the close of business on the regular record date (or, in the case of defaulted interest, special record date) for such interest payment. (Section 2.13 of the Indentures)

  All moneys paid by the Company to a Paying Agent for the payment of principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof unless an applicable abandoned property law designates another person. (Section 8.03 of the Indentures)

AMENDMENT, SUPPLEMENT, WAIVER

  Subject to certain exceptions, the Indentures or the Debt Securities may be amended or supplemented, and any past default or compliance with any provision may be waived, insofar as the Debt Securities of any series are concerned, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series. (Sections 6.04 and 9.02 of the Indentures) Without the consent of any holder of Debt Securities, the Company and the Trustee may amend or supplement the Indentures or the Debt Securities to cure any ambiguity, defect or inconsistency, to permit or facilitate the issuance of Debt Securities in bearer form or to provide for uncertificated Debt Securities in global form in addition to certificated Debt Securities (so long as any "registration-required obligation," within the meaning of Section 163(f)(2) of the Code, is in registered form for purposes of the Code) or to make certain other specified changes or any change that does not materially adversely affect the rights of any holder of Debt Securities. (Section 9.01 of the Indentures)

SUCCESSOR CORPORATION

  The Company may not consolidate with or merge into, or transfer its properties and assets substantially as an entirety to, another corporation unless (i) the successor corporation, which shall be a corporation organized under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of the Company under the Debt Securities and the Indentures, and (ii) after giving effect to such transaction, no Event of Default shall have occurred and be continuing. Thereafter, unless otherwise specified in the Prospectus Supplement, all such obligations of the Company terminate. (Section 5.01 of the Indentures)

DEFAULTS AND REMEDIES

  An Event of Default with respect to Debt Securities of any series is: (i) default for 30 days in payment of any interest on the Debt Securities of that series; (ii) default in payment of principal, premium or any other amount (other than interest) due in respect of the Debt Securities of that series at maturity, upon redemption (including default in the making of any mandatory sinking fund payment), upon purchase by the Company at the option of the holder or otherwise; (iii) failure by the Company for 30 days after receipt of written notice as provided in the Indentures to comply with any of its other agreements in the Indentures (other than agreements expressly included in the Indentures solely for the benefit of a series of Debt Securities other than that series or expressly made inapplicable to the Debt Securities of such series) or the Debt Securities of that series; (iv) (for purposes of the Senior Indenture only) acceleration of the maturity of any Debt of the Company (including Senior Debt Securities of any other series) if the aggregate principal amount (or, if applicable, issue price plus accrued original issue discount) of the Debt the maturity of which has been accelerated exceeds five percent (5%) of the aggregate principal amount of the Company's Funded Debt then outstanding and such Debt is not paid, or such acceleration is not rescinded or annulled or such acceleration is not contested by appropriate proceedings and all consequences thereof that would have a material adverse effect on the Company stayed, within 30 days after receipt of written notice as provided in the Senior Indenture; provided, however, that if, after the expiration of such 30-day period, the event of default that resulted in the acceleration of the maturity of such Debt of the Company is remedied or cured by the Company or waived by the holders of such Debt in any authorized manner or otherwise ceases to exist, then the Event of Default described in this clause (iv) resulting from such acceleration will be deemed cured and not continuing; and (v) certain events of bankruptcy or insolvency. (Section 6.01 of the Indentures) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may declare to be due and payable immediately (i) the principal amount of that series (or, if the Debt Securities of that series are Original Issue Discount Securities, that portion of the principal amount specified in the terms of that series) and (ii) accrued interest, if any, thereon. The Indentures provide for automatic acceleration of the maturity of such amounts upon the occurrence of certain events of bankruptcy or insolvency. (Section 6.02 of the Indentures) The Senior Indenture provides that a declaration of acceleration of the maturity of the Senior Debt Securities of any series as a result of an Event of Default described in clause (iv) above will be automatically annulled if (x) the acceleration of the Debt that is the subject of such Event of Default is declared void ab initio as a result of the Company's contest thereof or (y) the declaration of acceleration of such Debt is rescinded or annulled in any manner authorized by the instrument evidencing or creating such Debt within 90 days of the declaration of acceleration of the Senior Debt Securities of such series and, in the case of clause (y), the annulment of the declaration of acceleration under the Senior Indenture would not conflict with any judgment or decree, and, in the case of either clause (x) or (y), all other existing Events of Default (other than the non-payment of amounts that have become due with respect to such Senior Debt Securities solely by such acceleration) with respect to Senior Debt Securities of that series have been cured or waived. (Section 6.02 of the Senior Indenture) Holders of Debt Securities may not enforce the Indentures or the Debt Securities except as provided in the Indentures. (Section 6.06 of the Indentures) The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities. (Section 7.01 of the Indentures) Subject to certain limitations, holders of a majority in aggregate principal amount of the Debt Securities of any series may direct the Trustee in its exercise of any trust or power with respect to the Debt Securities of that series. (Section 6.05 of the Indentures) The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in payment of principal, premium, if any, interest or other amounts due) if it determines that withholding notice is in their interest. (Section 7.05 of the Indentures) The Company is required to file periodic reports with the Trustee as to the absence of default. (Section 4.07 of the Senior Indenture and Section 4.03 of the Senior Subordinated and Subordinated Indentures)

NO PERSONAL LIABILITY

  No past, present or future director, officer, employee or stockholder, as such, of the Company or any successor thereof shall have any liability for any obligations of the Company under the Debt Securities or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debt Securities by accepting a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debt Securities. (Section 11.11 of the Senior Indenture and Section 12.11 of the Senior Subordinated and Subordinated Indentures)

SATISFACTION AND DISCHARGE

  The Company's obligations under the Debt Securities of any series and the applicable Indenture with respect to such series (except for the obligation to pay the principal of and premium and interest, if any, on the Debt Securities of such series and certain other specified obligations) will be satisfied and discharged in accordance with the provisions of the Indenture if either (i) all Debt Securities of such series and coupons, if any, appertaining thereto previously authenticated and delivered (other than destroyed, lost or wrongfully-taken Debt Securities or coupons which have been replaced or paid, Debt Securities or coupons for whose payment money has theretofore been held in trust and, after remaining unclaimed for two years, has been repaid to the Company, and certain coupons appertaining to Bearer Securities surrendered for exchange, redemption or purchase) have been delivered to the Trustee for cancellation or (ii) the Company irrevocable deposits in trust with the Trustee money or U.S. Government Obligations (or, in the case of the Senior Indenture, Government Obligations) sufficient to pay the principal of and premium and interest, if any, on all Debt Securities of such series and coupons, if any, appertaining thereto not theretofore cancelled or delivered to the Trustee for cancellation (other than Debt Securities and coupons referred to in the parenthetical in clause (i) above) to maturity or redemption, as the case may be. (Section 2.01 of the Indentures)

THE TRUSTEES

  Information with respect to the Trustees under the Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture shall be provided in the applicable Prospectus Supplement.

  Any Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee provided it complies with the terms of the Indenture. (Section 7.03 of the Indentures)

ADDITIONAL INFORMATION

  The Indentures (or form thereof, as the case may be) are exhibits to the Registration Statement. Anyone who receives this Prospectus may obtain copies of the Indentures (or form thereof, as the case may be) without charge by writing to Stephen M. Brett, Esq., Senior Vice President of the Company, at the address set forth under "The Company." The foregoing summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures, including the definitions of certain terms. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference.

                             PLAN OF DISTRIBUTION

  The Company may sell the Offered Securities on a negotiated or competitive bid basis to or through underwriters or dealers, and also may sell the Offered Securities directly to other purchasers or through agents.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If Offered Securities are offered on a competitive bid basis, the Company will receive bids by telephone or otherwise prior to a designated time. Each bid will be required to be made for all Offered Securities and the Company will reserve the right to reject all bids. If any bid is accepted, the Company will accept the qualified bid which in its sole and final determination will result in the lowest annual cost of money to it for the Offered Securities. No underwriter will be entitled to submit or participate as a bidder in more than one bid.

  If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities. Unless otherwise indicated in the Prospectus Supplement, the obligations of any underwriters to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Offered Securities if any are purchased.

  If a dealer is utilized in the sale, the Company will sell the Offered Securities to the dealer as principal. The dealer may then resell the Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

  Offers to purchase Offered Securities may be solicited by the Company or agents designated by the Company from time to time. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Each underwriter, dealer and agent participating in the distribution of any Offered Securities which are issuable in bearer form will agree that it will not, directly or indirectly, offer any Offered Securities in bearer form for sale or resale in the United States or its possessions or to United States persons (subject to certain exceptions) or deliver any Offered Securities in bearer form within the United States or its possessions. See "Description of Debt Securities--Limitations on Issuance of Bearer Debt Securities."

  In connection with the sale of the Offered Securities, underwriters, dealers and agents may receive compensation in the form of discounts, concessions or commissions from the Company or from purchasers of the Offered Securities for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from the Company and any profits on the resale of the Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter will be identified and any such compensation received from the Company will be described in the Prospectus Supplement.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  The anticipated place and time of delivery for the Offered Securities will be set forth in the Prospectus Supplement.

                                 LEGAL MATTERS

  The legality of the TCI Group Series A Common Stock, the Series Preferred Stock and the Debt Securities offered hereby will be passed upon for the Company by Baker & Botts, L.L.P., 885 Third Avenue, New York, New York 10022-4834. Jerome H. Kern, a partner of Baker & Botts, L.L.P., is a director of Tele-Communications, Inc.

                                    EXPERTS

  The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related financial statement schedules, which appear in Tele-Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been incorporated by reference herein in reliance upon the reports, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

  The consolidated balance sheets of TeleWest Communications plc and subsidiaries as of 31 December 1994 and 1993, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended 31 December 1994, which appear in 31 December 1994 Annual Report on Form 10-K of Tele-Communications, Inc., as amended, have been incorporated by reference herein in reliance upon the report of KPMG, independent chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheets of Cablevision (a combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated April 20, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Finsterbusch Pickenhavn Sibille, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended January 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated February 3, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the January 31, 1994 consolidated financial statements refers to a change in the method of accounting for income taxes.

  The financial statements of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993 incorporated in this Prospectus by reference to the Company's and TCI's Current Report on Form 8-K dated August 26, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFOR-MATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                  PROSPECTUS

                                                                          PAGE
                                                                          ----
Available Information....................................................   2
Incorporation of Documents by Reference..................................   2
The Company .............................................................   4
Use of Proceeds..........................................................   4
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
 Dividends...............................................................   4
Holding Company Structure................................................   5
Description of Common Stock..............................................   5
Description of Series Preferred Stock....................................  26
Description of Depositary Shares.........................................  44
Description of Debt Securities...........................................  47
Plan of Distribution.....................................................  65
Legal Matters............................................................  66
Experts..................................................................  66

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           TELE-COMMUNICATIONS, INC.

                               SERIES A TCI GROUP
                                  COMMON STOCK
                             SERIES PREFERRED STOCK
                                DEBT SECURITIES

                            ----------------------

                                   PROSPECTUS

                            ----------------------


                                       , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

  The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with all offerings pursuant to this Registration Statement are currently anticipated to be as follows:

     Registration Fee................................................. $344,828
     Blue Sky Fees and Expenses (including counsel fees)..............   20,000
     Printing and Engraving Expenses..................................  100,000
     Legal Fees and Expenses..........................................  200,000
     Accounting Fees and Expenses.....................................   75,000
     Fees of Indenture Trustee........................................   45,000
     Rating Agency Fees...............................................  100,000
     Miscellaneous....................................................   15,172
                                                                       --------
         Total........................................................ $900,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

  Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

    Article V, Section E of the Company's Restated Certificate of
  Incorporation provides as follows:

      "1. Limitation on Liability.

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

      2. Indemnification.

      (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

      (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

      (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other right which such person may [have] or hereafter acquire under any statute, provision of this Certificate the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

      3. Amendment or Repeal.

    Any repeal or modification of the foregoing provisions of this Section shall not adversely affect any right or protection hereunder or any person in respect of any act or omission occurring prior to the time of such repeal or modification."

  Article II, Section 2.9 of the Company's Bylaws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Company, to the fullest extent provided by the laws of the State of Delaware and the Company's Certificate of Incorporation, as then or thereafter in effect.

  The Company has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to the Company if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Part determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" of the Company (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnify and the right to advancement of Expenses. The Company will seek legal advice only from independent legal counsel selected by the indemnitee and approved by the Company.

  The indemnification agreements impose upon the Company the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the Company's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that indemnitees be provided with the maximum coverage available for any director or officer if there is such a policy.

  The Company may purchase liability insurance policies covering its directors and officers.

  In addition, pursuant to Section 6 of the form of Underwriting Agreement, the Underwriter or Underwriters will agree to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended, against certain civil liabilities including civil liabilities under the Securities Act.

ITEM 16. EXHIBITS.

 1   Form of Underwriting Agreement.*
 4.1 Form of Senior Indenture.
 4.2 Form of Senior Subordinated Indenture.
 4.3 Form of Subordinated Indenture.
 4.4 Form of Deposit Agreement.

  4.5 Restated Certificate of Incorporation of the Company, as amended.
       (Incorporated herein by reference to Exhibit 99.1 of the Company's
       Current Report on Form 8-K, dated August 10, 1995 (Commission File No.
       0-20421)).


  4.6 Bylaws of the Company, as amended (Incorporated herein by reference to
       Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (as amended by Form 10-K/A (Amendment No. 1))
       (Commission File No. 0-20421)).
  5   Opinion of Baker & Botts, L.L.P. regarding the legality of the securities being registered.*
 12   Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred
       Stock Dividends of the Company.
 23.1 Consent of KPMG Peat Marwick LLP.
 23.2 Consent of KPMG.
 23.3 Consent of KPMG Finsterbusch Pickenhayn Sibille.
 23.4 Consent of KPMG Peat Marwick LLP.
 23.5 Consent of Price Waterhouse, LLP.
 23.6 Consent of Baker & Botts, L.L.P. (included in Exhibit 5).
 24   Power of Attorney (included on page II-7).
 25.1 Statement of Eligibility of the Trustee under the Senior Indenture, on
       Form T-1+.
 25.2 Statement of Eligibility of the Trustee under the Senior Subordinated
       Indenture, on Form T-1+.
 25.3 Statement of Eligibility of the Trustee under the Subordinated Indenture, on Form T-1.+

--------
*To be filed by amendment.
+ To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture
  Act of 1939, as amended, and the rules and regulations prescribed by the Commission thereunder.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:
    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) If any of the Offered Securities are offered at competitive bidding,
  (a) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement together with any supplements thereto and (b) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

    (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWOOD VILLAGE, STATE OF COLORADO, ON FEBRUARY 6, 1996.

                                          Tele-Communications, Inc.

                                                   /s/ Stephen M. Brett
                                          By: _________________________________
                                            NAME: STEPHEN M. BRETT
                                            TITLE: EXECUTIVE VICE-PRESIDENT

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq. and Robert W. Murray Jr., Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents on their substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

                                       Chairman of the
-------------------------------------   Board and Director
            (BOB MAGNESS)               of TCI

         /s/ John C. Malone            President and            February 6, 1996
-------------------------------------   Director of TCI
          (JOHN C. MALONE)              (Principal
                                        Executive and
                                        Financial Officer)

                                       Director of TCI
-------------------------------------
          (DONNE F. FISHER)

        /s/ John W. Gallivan           Director of TCI          February 6, 1996
-------------------------------------
         (JOHN W. GALLIVAN)

           /s/ Kim Magness             Director of TCI          February 6, 1996
-------------------------------------
            (KIM MAGNESS)

                                       Director of TCI
-------------------------------------
          (ROBERT A. NAIFY)

         /s/ Jerome H. Kern            Director of TCI          February 6, 1996
-------------------------------------
          (JEROME H. KERN)

           /s/ Tony Coelho             Director of TCI          February 6, 1996
-------------------------------------
            (TONY COELHO)

          /s/ Gary Bracken             Principal Accounting     February 6, 1996
-------------------------------------   Officer
           (GARY BRACKEN)

                               INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                          EXHIBIT                               PAGE
 -------                         -------                           ------------
   1     Form of Underwriting Agreement.*
   4.1   Form of Senior Indenture.
   4.2   Form of Senior Subordinated Indenture.
   4.3   Form of Subordinated Indenture.
   4.4   Form of Deposit Agreement.
   4.5   Restated Certificate of Incorporation of the Company,
          as amended. (Incorporated herein by reference to
          Exhibit 99.1 of the Company's Current Report on Form
          8-K, dated August 10, 1995 (Commission File No. 0-
          20421)).
   4.6   Bylaws of the Company, as amended (Incorporated herein
          by reference to Exhibit 3.2 of the Company's Annual
          Report on Form 10-K for the year ended December 31,
          1994 (as amended by Form 10-K/A (Amendment No. 1))
          (Commission File No. 0-20421)).
   5     Opinion of Baker & Botts, L.L.P. regarding the legality
          of the securities being registered.*
  12     Calculation of Ratios of Earnings to Combined Fixed
          Charges and Preferred Stock Dividends of the Company.
  23.1   Consent of KPMG Peat Marwick LLP.
  23.2   Consent of KPMG.
  23.3   Consent of KPMG Finsterbusch Pickenhayn Sibille.
  23.4   Consent of KPMG Peat Marwick LLP.
  23.5   Consent of Price Waterhouse LLP.
  23.6   Consent of Baker & Botts, L.L.P (included in Exhibit
          5).
  24     Power of Attorney (included on page II-7).
  25.1   Statement of Eligibility of the Trustee under the
          Senior Indenture, on Form T-1.+
  25.2   Statement of Eligibility of the Trustee under the
          Senior Subordinated Indenture, on Form T-1.+
  25.3   Statement of Eligibility of the Trustee under the
          Subordinated Indenture, on Form T-1.+

--------
* To be filed by amendment.
+ To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture
   Act of 1939, as amended, and the rules and regulations prescribed by the Commission thereunder.